                                                                     Exhibit 4.1

================================================================================

                               ANTEON CORPORATION
                                     Issuer

                            VECTOR DATA SYSTEMS, INC.
                                    Guarantor

                                TECHMATICS, INC.
                                    Guarantor

                     12% Senior Subordinated Notes Due 2009


                              ---------------------

                                    INDENTURE

                            Dated as of May 11, 1999

                              ---------------------


                       IBJ WHITEHALL BANK & TRUST COMPANY
                                     Trustee

================================================================================

                              CROSS-REFERENCE TABLE

              TIA                                           Indenture
            Section                                          Section
            -------

            310 (a)(1)        ..............................   7.10
                (a)(2)        ..............................   7.10
                (a)(3)        ..............................   N.A.
                (a)(4)        ..............................   N.A.
                (b)           ..............................   7.10
                (c)           ..............................   N.A.
            311 (a)           ..............................   N.A.
                (b)           ..............................   7.11
                (c)           ..............................   N.A.
            312 (a)           ..............................   2.05
                (b)           ..............................   11.03
                (c)           ..............................   11.03
            313 (a)           ..............................   7.06
                (b)(1)        ..............................   N.A.
                (b)(2)        ..............................   N.A.
                (c)           ..............................   N.A.
                (d)           ..............................   N.A.
            314 (a)(4)        ..............................   4.11;
                                                               4.11; 11.02
                (b)           ..............................   N.A.
                (c)(1)        ..............................   N.A.
                (c)(2)        ..............................   N.A.
                (c)(3)        ..............................   N.A.
                (d)           ..............................   N.A.
                (e)           ..............................   N.A.
                (f)           ..............................   N.A.
            315 (a)           ..............................   N.A.
                (b)           ..............................   N.A.
                (c)           ..............................   N.A.
                (d)           ..............................   N.A.
                (e)           ..............................   N.A.
            316 (a)(last sentence) .........................   N.A.
                (a)(1)(A)     ..............................   N.A.
                (a)(1)(B)     ..............................   N.A.
                (a)(2)        ..............................   N.A.
                (b)           ..............................   N.A.
            317 (a)(1)        ..............................   N.A.
                (a)(2)        ..............................   N.A.
                (b)           ..............................   2.04
            318 (a)           ..............................   N.A.

                              N.A. means Not Applicable.

----------
Note: This Cross-Reference Table shall not, for any purpose, be deemed to be part of the Indenture.

                                TABLE OF CONTENTS

                                    ARTICLE 1                       Page
                                                                    ----

                   DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.01.     Definitions......................................... 1
SECTION 1.02.     Other Definitions...................................30
SECTION 1.03.     Incorporation by Reference of Trust
                    Indenture Act.....................................30
SECTION 1.04.     Rules of Construction...............................31

                                    ARTICLE 2

                                 THE SECURITIES

SECTION 2.01.     Form and Dating.....................................32
SECTION 2.02.     Execution and Authentication........................32
SECTION 2.03.     Registrar and Paying Agent..........................33
SECTION 2.04.     Paying Agent To Hold Money in Trust.................34
SECTION 2.05.     Securityholder Lists................................34
SECTION 2.06.     Transfer and Exchange...............................34
SECTION 2.07.     Replacement Securities..............................35
SECTION 2.08.     Outstanding Securities..............................35
SECTION 2.09.     Temporary Securities................................36
SECTION 2.10.     Cancellation........................................36
SECTION 2.11.     Defaulted Interest..................................36
SECTION 2.12.     CUSIP Numbers ......................................37
SECTION 2.13.     Issuance of Additional Securities...................37

                                    ARTICLE 3

                                   REDEMPTION

SECTION 3.01.     Notices to Trustee..................................38
SECTION 3.02.     Selection of Securities To Be
                    Redeemed..........................................38
SECTION 3.03.     Notice of Redemption................................39
SECTION 3.04.     Effect of Notice of Redemption......................40
SECTION 3.05.     Deposit of Redemption Price.........................40
SECTION 3.06.     Securities Redeemed in Part.........................40

                                    ARTICLE 4

                                    COVENANTS

SECTION 4.01.     Payment of Securities...............................40

SECTION 4.02.     SEC Reports.........................................41
SECTION 4.03.     Limitation on Indebtedness..........................41
SECTION 4.04.     Limitation on Restricted Payments...................44
SECTION 4.05.     Limitation on Restrictions on Dis-
                    tributions from Subsidiaries......................48
SECTION 4.06.     Limitation on Sales of Assets and
                    Subsidiary Stock..................................50
SECTION 4.07.     Limitation on Affiliate Transactions................55
SECTION 4.08.     Limitation on the Sale or Issuance
                    of Capital Stock of Restricted
                    Subsidiaries......................................57
SECTION 4.09.     Change of Control...................................58
SECTION 4.10.     Future Guarantors...................................59
SECTION 4.11      Compliance Certificate..............................60
SECTION 4.12.     Further Instruments and Acts........................60

                                    ARTICLE 5

                                SUCCESSOR COMPANY

SECTION 5.01.     When Company May Merge or Transfer
                    Assets............................................60

                                    ARTICLE 6

                              DEFAULTS AND REMEDIES

SECTION 6.01.     Events of Default...................................62
SECTION 6.02.     Acceleration........................................64
SECTION 6.03.     Other Remedies......................................65
SECTION 6.04.     Waiver of Past Defaults.............................65
SECTION 6.05.     Control by Majority.................................65
SECTION 6.06.     Limitation on Suits.................................66
SECTION 6.07.     Rights of Holders To Receive Payment................66
SECTION 6.08.     Collection Suit by Trustee..........................67
SECTION 6.09.     Trustee May File Proofs of Claim....................67
SECTION 6.10.     Priorities..........................................67
SECTION 6.11.     Undertaking for Costs...............................68
SECTION 6.12.     Waiver of Stay or Extension Laws....................68

                                    ARTICLE 7

                                     TRUSTEE

SECTION 7.01.     Duties of Trustee...................................68
SECTION 7.02.     Rights of Trustee...................................70
SECTION 7.03.     Individual Rights of Trustee........................70

SECTION 7.04.     Trustee's Disclaimer................................70
SECTION 7.05.     Notice of Defaults..................................71
SECTION 7.06.     Reports by Trustee to Holders.......................71
SECTION 7.07.     Compensation and Indemnity..........................71
SECTION 7.08.     Replacement of Trustee..............................72
SECTION 7.09.     Successor Trustee by Merger.........................73
SECTION 7.10.     Eligibility; Disqualification.......................73
SECTION 7.11.     Preferential Collection of Claims
                    Against Company...................................74

                                    ARTICLE 8

                       DISCHARGE OF INDENTURE; DEFEASANCE

SECTION 8.01.     Discharge of Liability on Securities;
                    Defeasance........................................74
SECTION 8.02.     Conditions to Defeasance............................75
SECTION 8.03.     Application of Trust Money..........................77
SECTION 8.04.     Repayment to Company................................77
SECTION 8.05.     Indemnity for Government
                    Obligations.......................................77
SECTION 8.06.     Reinstatement.......................................77

                                    ARTICLE 9

                                   AMENDMENTS

SECTION 9.01.     Without Consent of Holders..........................78
SECTION 9.02.     With Consent of Holders.............................79
SECTION 9.03.     Compliance with Trust Indenture.....................80
SECTION 9.04.     Revocation and Effect of Consents
                    and Waivers.......................................80
SECTION 9.05.     Notation on or Exchange of
                    Securities........................................81
SECTION 9.06.     Trustee To Sign Amendments..........................81
SECTION 9.07.     Payment for Consent.................................81

                                   ARTICLE 10

                                  SUBORDINATION

SECTION 10.01.  Agreement To Subordinate..............................81
SECTION 10.02.  Liquidation, Dissolution,
                     Bankruptcy.......................................82
SECTION 10.03.  Default on Senior Indebtedness........................83
SECTION 10.04.  Acceleration of Payment of
                     Securities.......................................84

SECTION 10.05.  When Distribution Must Be Paid
                     Over.............................................85
SECTION 10.06.  Subrogation...........................................85
SECTION 10.07.  Relative Rights.......................................85
SECTION 10.08.  Subordination May Not Be Impaired
                     by Company.......................................85
SECTION 10.09.  Rights of Trustee and Paying
                     Agent............................................85
SECTION 10.10.  Distribution or Notice to
                     Representative...................................86
SECTION 10.11.  Article 10 Not To Prevent Events of
                     Default or Limit Right To
                     Accelerate.......................................86
SECTION 10.12.  Trust Moneys Not Subordinated.........................86
SECTION 10.13.  Trustee Entitled To Rely..............................87
SECTION 10.14.  Trustee To Effectuate
                     Subordination....................................87
SECTION 10.15.  Trustee Not Fiduciary for Holders
                     of Senior Indebtedness...........................87
SECTION 10.16.  Reliance by Holders of Senior
                     Indebtedness on Subordination
                     Provisions.......................................88

                                   ARTICLE 11

                              SUBSIDIARY GUARANTIES

SECTION 11.01.  Guaranties............................................88
SECTION 11.02.  Limitation on Liability...............................91
SECTION 11.03.  Successors and Assigns................................91
SECTION 11.04.  No Waiver.............................................91
SECTION 11.05.  Modification..........................................91
SECTION 11.06.  Release of Subsidiary Guarantor.......................91

                                   ARTICLE 12

                     SUBORDINATION OF SUBSIDIARY GUARANTIES

SECTION 12.01.  Agreement to Subordinate .............................92
SECTION 12.02.  Liquidation, Dissolution,
                     Bankruptcy ......................................92
SECTION 12.03.  Default on Senior Indebtedness
                     of Subsidiary Guarantor..........................93
SECTION 12.04.  Demand for Payment....................................94
SECTION 12.05.  When Distribution Must Be Paid........................94
SECTION 12.06.  Subrogation...........................................94
SECTION 12.07.  Relative Rights.......................................95

SECTION 12.08.  Subordination May Not Be
                     Impaired by Company..............................95
SECTION 12.09.  Right of Trustee and Paying Agent.....................95
SECTION 12.10.  Distribution or Notice
                     to Representative................................96
SECTION 12.11.  Article 12 Not To Prevent Defaults
                     Under a Subsidiary Guaranty or
                     Limit Right to Demand Payment....................96
SECTION 12.12.  Trustee Entitled To Reply.............................96
SECTION 12.13.  Trustee To Effectuate Subordination...................97
SECTION 12.14.     Trustee Not Fiduciary for
                     Holders of Senior Indebtedness
                     of Subsidiary Guarantor..........................97
SECTION 12.15.     Reliance by Holders of Senior
                     Indebtedness on Subordination
                     Provisions.......................................97

                                   ARTICLE 13

                                  MISCELLANEOUS

SECTION 13.01.  Trust Indenture Act Controls..........................98
SECTION 13.02.  Notices...............................................98
SECTION 13.03.  Communication by Holders with
                     Other Holders....................................99
SECTION 13.04.  Certificate and Opinion as to
                     Conditions Precedent.............................99
SECTION 13.05.  Statements Required in Certificate
                     or Opinion ......................................99
SECTION 13.06.  When Securities Disregarded...........................99
SECTION 13.07.  Rules by Trustee, Paying Agent and
                     Registrar.......................................100
SECTION 13.08.  Legal Holidays.......................................100
SECTION 13.09.  Governing Law........................................100
SECTION 13.10.  No Recourse Against Others...........................100
SECTION 13.11.  Successors...........................................100
SECTION 13.12.  Multiple Originals...................................100
SECTION 13.13.  Table of Contents; Headings..........................101

Exhibit A - Form of Security
Rule 144A/Regulation S Appendix
Exhibit 1 to Rule 144A/Regulation S Appendix

                        INDENTURE dated as of May 11, 1999, among ANTEON
                  CORPORATION, a Virginia corporation (the "Company"), VECTOR DATA SYSTEMS, INC., a Virginia corporation, and TECHMATICS, INC., a Virginia corporation, as Guarantors, and IBJ WHITEHALL BANK & TRUST COMPANY, a New York trust corporation (the "Trustee").

            Each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Holders of (1) the Company's 12% Senior Subordinated Notes Due 2009 (the "Initial Securities"), (2) if and when issued pursuant to a registered exchange for Initial Securities, the Company's 12% Senior Subordinated Notes Due 2009 (the "Exchange Securities"), (3) if and when issued pursuant to a private exchange for Initial Securities, the Company's 12% Senior Subordinated Notes Due 2009 (the "Private Exchange Securities") and (4) if and when issued, any Additional Securities (as defined herein, and together with the Private Exchange Securities, the Exchange Securities and the Initial Securities, the "Securities"):

                                    ARTICLE 1

                   DEFINITIONS AND INCORPORATION BY REFERENCE

            SECTION 1.01. DEFINITIONS.

            "Acquisition" means the acquisition of Analysis &
Technology, Inc. by the Company.

            "Acquisition Closing Date" means the date on which the Company consummates the Acquisition.

            "Additional Assets" means any:

      (1)   property, plant or equipment used in a Related
            Business;

      (2) the Capital Stock of a Person that becomes a Restricted Subsidiary as a result of the acquisition of such Capital Stock by the Company or another Restricted Subsidiary; or

      (3) Capital Stock constituting a minority interest in any Person that at such time is a Restricted Subsidiary;

PROVIDED, HOWEVER, that any such Restricted Subsidiary described in clauses (2) or (3) above is primarily engaged in a Related Business.

            "Additional Securities" means, subject to the Company's compliance with Section 4.03, 12% Senior Subordinated Notes Due 2009 issued from time to time after the Issue Date under the terms of this Indenture (other than pursuant to Section 2.06, 2.07, 2.09 or 3.06) and other than Exchange Securities or Private Exchange Securities issued pursuant to an exchange offer for other Securities outstanding under this Indenture.

            "Affiliate" of any specified Person means:

      (1) any other Person, directly or indirectly, controlling or controlled by; or

      (2)   under direct or indirect common control with such specified Person.

            For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing. For purposes of Sections 4.04, 4.06 and 4.07 only, "Affiliate" shall also mean any beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act) of Capital Stock representing 10% or more of the total voting power of the Voting Stock (on a fully diluted basis) of the Company or of rights or warrants to purchase such Capital Stock (whether or not currently exercisable) and any Person who would be an Affiliate of any such beneficial owner pursuant to the first sentence hereof.

            "Asset Disposition" means any sale, lease, transfer or other disposition (or series of related sales, leases, transfers or dispositions) by the Company or any Restricted Subsidiary, including any disposition by means of a merger, consolidation or similar transaction (each referred to for the purposes of this definition as a "disposition"), of:

      (1) any shares of Capital Stock of a Restricted Subsidiary (other than directors' qualifying shares or shares required by applicable law to be held by a Person other than the Company or a Restricted Subsidiary);

      (2) all or substantially all the assets of any division or line of business of the Company or any Restricted Subsidiary; or

      (3) any other assets of the Company or any Restricted Subsidiary outside of the ordinary course of business of the Company or such Restricted Subsidiary (other than, in the case of clauses (1) and (2) above and this clause (3):

            (A) a disposition by a Restricted Subsidiary to the Company or by the Company or a Restricted Subsidiary to a Wholly Owned Subsidiary;

            (B)   leases of excess space in the ordinary course of business;

            (C) for purposes of Section 4.06 only, a disposition that constitutes a Restricted Payment permitted by Section 4.04 or a Permitted Investment; and

            (D) disposition of assets with a fair market value of less than $200,000).

            "Attributable Debt" in respect of a Sale/Leaseback Transaction means, as at the time of determination, the present value (discounted at the interest rate borne by the Securities, compounded annually) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale/Leaseback Transaction (including any period for which such lease has been extended).

            "Average Life" means, as of the date of determination, with respect to any Indebtedness, the quotient obtained by dividing (1) the sum of the products of the numbers of years from the date of determination to the dates of each successive scheduled principal payment of such Indebtedness or redemption or similar payment with respect to such Indebtedness multiplied by the amount of such payment by (2) the sum of all such payments.

            "Banks" means any obligee under the Credit Agreement.

            "Bank Indebtedness" means all Obligations pursuant to the Credit Agreement.

            "Board of Directors" means the Board of Directors of the Company or any committee thereof duly authorized to act on behalf of such Board.

            "Business Day" means each day which is not a Legal Holiday.

            "Capital Lease Obligations" means an obligation that is required to be classified and accounted for as a capital lease for financial reporting purposes in accordance with GAAP, and the amount of Indebtedness represented by such obligation shall be the capitalized amount of such obligation determined in accordance with GAAP; and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty.

            "Capital Stock" of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any Preferred Stock, but excluding any debt securities convertible into such equity.

            "Change of Control" means the occurrence of any of the following events:

      (1) prior to the earlier to occur of (A) the first public offering of common stock of Parent or (B) the first public offering of common stock of the Company, the Permitted Holders cease to be the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of a majority in the aggregate of the total voting power of the Voting Stock of the Company, whether as a result of issuance of securities of the Parent or the Company, any merger, consolidation, liquidation or dissolution of the Parent or the Company, any direct or indirect transfer of securities by Parent or otherwise (for purposes of this clause (1) and clause (2) below, the Permitted Holders shall be deemed to beneficially own any Voting Stock of a corporation (the "specified corporation") held by any other corporation (the "parent corporation") so long as the Permitted Holders beneficially own (as so defined), directly or indirectly, in the aggregate a majority of the voting power of the Voting Stock of the parent corporation);

      (2) any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than one or more Permitted Holders, is or becomes the beneficial owner (as defined in clause (1) above, except that for purposes of this clause (2) such person shall be deemed to have "beneficial ownership" of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 35% of the total voting power of the Voting Stock of the Company; PROVIDED, HOWEVER, that the Permitted Holders beneficially own (as defined in clause (1) above), directly or indirectly, in the aggregate a lesser percentage of the total voting power of the Voting Stock of the Company than such other person and do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the Board of Directors (for the purposes of this clause (2), such other person shall be deemed to beneficially own any Voting Stock of a specified corporation held by a parent corporation, if such other person is the beneficial owner (as defined in this clause (2)), directly or indirectly, of more than 35% of the voting power of the Voting Stock of such parent corporation and the Permitted Holders beneficially own (as defined in clause (1) above), directly or indirectly, in the aggregate a lesser percentage of the voting power of the Voting Stock of such parent corporation and do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the board of directors of such parent corporation);

      (3) individuals who on the Issue Date constituted the Board of Directors (together with any new directors whose election by such Board of Directors or whose nomination for election by the shareholders of the Company was approved by a vote of 662/3% of the directors of the Company then still in office who were either directors on the Issue Date or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors then in office;

      (4) the merger or consolidation of the Company with or into another Person or the merger of another Person with or into the Company, or the sale of all or substantially all the assets of the Company to another Person (other than a Person that is controlled by the Permitted Holders), and, in the case of any such merger or consolidation, the securities of the Company that are outstanding immediately prior to such transaction and which represent 100% of the aggregate voting power of the Voting Stock of the Company are changed into or exchanged for cash, securities or property, unless pursuant to such transaction such securities are changed into or exchanged for, in addition to any other consideration, securities of the surviving corporation that represent immediately after such transaction, at least a majority of the aggregate voting power of the Voting Stock of the surviving corporation.

            "Code" means the Internal Revenue Code of 1986, as amended.

            "Company" means the party named as such in this Indenture until a successor replaces it and, thereafter, means the successor and, for purposes of any provision contained herein and required by the TIA, each other obligor on the indenture securities.

            "Consolidated Coverage Ratio" as of any date of determination means the ratio of (x) the aggregate amount of EBITDA for the period of the most recent four consecutive fiscal quarters for which financial statements are then available prior to the date of such determination to (y) Consolidated Interest Expense for such four fiscal quarters; PROVIDED, HOWEVER, that:

      (1) if the Company or any Restricted Subsidiary has Incurred any Indebtedness since the beginning of such period that remains outstanding or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio is an Incurrence of Indebtedness, or both, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving effect on a pro forma basis to such Indebtedness as if such Indebtedness had been Incurred on the first day of such period and the discharge of any other Indebtedness repaid, repurchased, defeased or otherwise discharged with the proceeds of such new Indebtedness as if such discharge had occurred on the first day of such period (except that, in making such computation, the amount of

            Indebtedness under any revolving credit facility outstanding on the date of such calculation shall be computed based on (A) the average daily balance of such Indebtedness during such four fiscal quarters or such shorter period when such facility was outstanding or (B) if such facility was created after the end of such four fiscal quarters, the average balance of such Indebtedness during the period from the date of creation of such facility to the date of the computation);

      (2) if the Company or any Restricted Subsidiary has repaid, repurchased, defeased or otherwise discharged any Indebtedness since the beginning of such period or if any Indebtedness is to be repaid, repurchased, defeased or otherwise discharged (in each case other than Indebtedness Incurred under any revolving credit facility unless such Indebtedness has been permanently repaid and has not been replaced) on the date of the transaction giving rise to the need to calculate the Consolidated Coverage Ratio, EBITDA and Consolidated Interest Expense for such period shall be calculated on a pro forma basis as if such discharge had occurred on the first day of such period and as if the Company or such Restricted Subsidiary has not earned the interest income actually earned during such period in respect of cash or Temporary Cash Investments used to repay, repurchase, defease or otherwise discharge such Indebtedness;

      (3) if since the beginning of such period the Company or any Restricted Subsidiary shall have made any Asset Disposition, the EBITDA for such period shall be reduced by an amount equal to the EBITDA (if positive) directly attributable to the assets which are the subject of such Asset Disposition for such period, or increased by an amount equal to the EBITDA (if negative), directly attributable thereto for such period and Consolidated Interest Expense for such period shall be reduced by an amount equal to the Consolidated Interest Expense directly attributable to any Indebtedness of the Company or any Restricted Subsidiary repaid, repurchased, defeased or otherwise discharged with respect to the Company and its continuing Restricted Subsidiaries in connection with such Asset Disposition for such period (or, if the Capital Stock of any Restricted Subsidiary is sold, the Consolidated Interest Expense for such period directly attributable to the Indebtedness of such Restricted Subsidiary to the extent the Company and its continuing Restricted Subsidiaries are no longer liable for such Indebtedness after such sale);

      (4) if since the beginning of such period the Company or any Restricted Subsidiary (by merger or otherwise) shall have made an Investment in any Restricted Subsidiary (or any person which becomes a Restricted Subsidiary) or an acquisition of assets, including any acquisition of assets occurring in connection with a transaction requiring a calculation to be made hereunder, which constitutes all or substantially all of a business or a product line, operating unit or similar portion of a business, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto (including the Incurrence of any Indebtedness) as if such Investment or acquisition occurred on the first day of such period; and

      (5) if since the beginning of such period any Person (that subsequently became a Restricted Subsidiary or was merged with or into the Company or any Restricted Subsidiary since the beginning of such period) shall have made any Asset Disposition, any Investment or acquisition of assets that would have required an adjustment pursuant to clause (3) or (4) above if made by the Company or a Restricted Subsidiary during such period, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto as if such Asset Disposition, Investment or acquisition occurred on the first day of such period.

            For purposes of this definition, whenever pro forma effect is to be given under clause (4) above, the amount of income or earnings relating thereto and the amount of Consolidated Interest Expense associated with any Indebtedness Incurred in connection therewith, the pro forma calculations shall be determined in good faith by a responsible financial or accounting Officer of the Company, and such pro forma calculations shall include (A) (x) the savings in cost of revenues that would have resulted from using the Company's or its Restricted Subsidiaries', as applicable, actual costs for comparable goods and services during the comparable period and (y) other savings in cost of revenues or eliminations of selling, general and administrative expenses as determined by a responsible financial or accounting Officer of the Company in good faith in connection with the Company's consideration of such transaction and consistent with the Company's experience in similar transactions less (B) the incremental expenses that would be included in cost of revenues and selling, general and administrative expenses that would have been incurred by the Company or its Restricted Subsidiaries, as applicable, in the operation or ownership of such acquired assets during such period. If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest of such Indebtedness shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any Interest Rate Agreement applicable to such Indebtedness if such Interest Rate Agreement has a remaining term in excess of 12 months).

            "Consolidated Interest Expense" means, for any period, the total interest expense of the Company and its consolidated Restricted Subsidiaries, plus, to the extent not included in such total interest expense, and to the extent incurred by the Company or its Restricted Subsidiaries, without duplication:

      (1) interest expense attributable to capital leases and the interest expense attributable to leases constituting part of a Sale/ Leaseback Transaction;

      (2)   amortization of debt discount and debt issuance cost;

      (3)   capitalized interest;

      (4)   non-cash interest expenses;

      (5) commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing;

      (6) net costs associated with Hedging Obligations (including amortization of fees);

      (7) dividends paid in cash or Disqualified Stock in respect of all Preferred Stock of Restricted Subsidiaries and Disqualified Stock of the Company held by Persons other than the Company or a Wholly Owned Subsidiary;

      (8) interest incurred in connection with Investments in discontinued operations;

      (9) interest actually paid by the Company or a Restricted Subsidiary under a Guarantee of Indebtedness of any other Person; and

      (10) the cash contributions to any employee stock ownership plan or similar trust to the extent such contributions are used by such plan or trust to pay interest or fees to any Person (other than the Company) in connection with Indebtedness Incurred by such plan or trust; and

less, to the extent included in such total interest expense, the amortization during such period of debt issuance costs; PROVIDED, HOWEVER, that the aggregate amount of amortization relating to any such debt issuance costs deducted in calculating Consolidated Interest Expense shall not exceed 5% of the aggregate amount of the financing giving rise to such debt issuance costs.

            "Consolidated Leverage Ratio" as of any date means the ratio of (x) the aggregate amount of Indebtedness (net of cash and marketable securities) of the Company and its Restricted Subsidiaries as of such date of determination to
(y) the aggregate amount of EBITDA for the period of the most recent four consecutive fiscal quarters for which financial statements are then available prior to such date of determination, in each case with such pro forma adjustments to consolidated Indebtedness and EBITDA as are appropriate and consistent with the pro forma provisions set forth in the definition of Consolidated Coverage Ratio.

            "Consolidated Net Income" means, for any period, the net income of the Company and its consolidated Subsidiaries; PROVIDED, HOWEVER, that there shall not be included in such Consolidated Net Income:

      (1) any net income of any Person (other than the Company) if such Person is not a Restricted Subsidiary, except that:

            (A) subject to the exclusion contained in clause (4) below, the Company's equity in the net income of any such Person for such period shall be included in such Consolidated Net

                  Income up to the aggregate amount of cash actually distributed by such Person during such period to the Company or a Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution paid to a Restricted Subsidiary, to the limitations contained in clause (3) below); and

            (B) the Company's equity in a net loss of any such Person for such period shall be included in determining such Consolidated Net Income;

      (2) any net income (or loss) of any Person acquired by the Company or a Subsidiary in a pooling of interests transaction for any period prior to the date of such acquisition;

      (3) any net income of any Restricted Subsidiary if such Restricted Subsidiary is subject to restrictions, directly or indirectly, on the payment of dividends or the making of distributions by such Restricted Subsidiary, directly or indirectly, to the Company, except that:

            (A) subject to the exclusion contained in clause (4) below, the Company's equity in the net income of any such Restricted Subsidiary for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash that could have been distributed by such Restricted Subsidiary during such period to the Company or another Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution paid to another Restricted Subsidiary, to the limitation contained in this clause); and

            (B) the Company's equity in a net loss of any such Restricted Subsidiary for such period shall be included in determining such Consolidated Net Income;

      (4) any gain or loss realized upon the sale or other disposition of any assets of the Company, its consolidated Subsidiaries or any other Person (including pursuant to any sale-and-leaseback arrangement) which is not sold or otherwise disposed of in the ordinary course of business and any gain or loss realized upon the sale or other disposition of any Capital Stock of any Person;

      (5)   extraordinary gains or losses; and

      (6)   the cumulative effect of a change in accounting principles.

            Notwithstanding the foregoing, for the purposes of Section 4.04 only, there shall be excluded from Consolidated Net Income any dividends, repayments of loans or advances or other transfers of assets from Unrestricted Subsidiaries to the Company or a Restricted Subsidiary to the extent such dividends, repayments or transfers increase the amount of Restricted Payments permitted under such covenant pursuant to clause (a)(3)(D) thereof.

            "Credit Agreement" means (1) prior to the Acquisition Closing Date, the Credit Agreement dated March 18, 1998, by and among the Company and Vector Data Systems, Inc., the lenders referred to therein and Mellon Bank, N.A., as agent, as amended, and (2) on or after the Acquisition Closing Date, the Credit Agreement to be entered into by and among, the Company, certain of its Subsidiaries, the lenders referred to therein, and Credit Suisse First Boston, as agent, together with the related documents thereto (including the term loans and revolving loans thereunder, reimbursement obligations under any letters of credit, any guarantees and security documents), as amended, extended, renewed, replaced, restated, supplemented or otherwise modified (in whole or in part, and without limitation as to amount, terms, conditions, covenants and other provisions) from time to time, and any agreement (and related document) governing Indebtedness incurred to Refinance, in whole or in part, the borrowings and commitments then outstanding or permitted to be outstanding under such Credit Agreement or a successor Credit Agreement, whether by the same or any other lender or group of lenders.

            "Currency Agreement" means in respect of a Person any foreign exchange contract, currency swap agreement or other similar agreement designed to protect such Person against fluctuations in currency values.

            "Default" means any event which is, or after notice or passage of time or both would be, an Event of Default.

            "Designated Senior Indebtedness" means:

      (1)   the Bank Indebtedness; and

      (2) any other Senior Indebtedness of the Company which, at the date of determination, has an aggregate principal amount outstanding of, or under which, at the date of determination, the holders thereof are committed to lend up to, at least $10.0 million and is specifically designated by the Company in any instrument evidencing or governing such Senior Indebtedness as "Designated Senior Indebtedness" for purposes of this Indenture.

            "Disqualified Stock" means, with respect to any Person, any Capital Stock which by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder) or upon the happening of any event:

      (1) matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise;

      (2) is convertible or exchangeable at the option of the holder for Indebtedness or Disqualified Stock; or

      (3) is mandatorily redeemable or must be purchased upon the occurrence of certain events or otherwise, in whole or in part;

in each case on or prior to the first anniversary of the Stated Maturity of the Securities; PROVIDED, HOWEVER, that any Capital Stock that would not constitute Disqualified Stock but for provisions thereof giving holders thereof the right to require such Person to purchase or redeem such Capital Stock upon the occurrence of an "asset sale" or "change of control" shall not constitute Disqualified Stock if:

      (1) the "asset sale" or "change of control" provisions applicable to such Capital Stock are not more favorable to the holders of such Capital Stock than the terms applicable to the Securities and described under Sections 4.06 and 4.09; and

      (2) any such requirement only becomes operative after compliance with such terms applicable to the Securities, including the purchase of any Securities tendered pursuant thereto.

            "EBITDA" for any period means the sum of Consolidated Net Income, plus the following to the extent deducted in calculating such Consolidated Net
Income:

      (1) all income tax expense of the Company and its consolidated Restricted Subsidiaries;

      (2)   Consolidated Interest Expense;

      (3) depreciation and amortization expense of the Company and its consolidated Restricted Subsidiaries (excluding amortization expense attributable to a prepaid cash item that was paid in a prior period); and

      (4) all other non-cash charges of the Company and its consolidated Restricted Subsidiaries (excluding any such non-cash charge to the extent that it represents an accrual of or reserve for cash expenditures in any future period);

in each case for such period. Notwithstanding the foregoing, the provision for taxes based on the income or profits of, and the depreciation and amortization and non-cash charges of, a Restricted Subsidiary shall be added to Consolidated Net Income to compute EBITDA only to the extent (and in the same proportion) that the net income of such Restricted Subsidiary was included in calculating Consolidated Net Income and only if a corresponding amount would be permitted at the date of determination to be dividended to the Company by such Restricted Subsidiary without prior approval (that has not been obtained), pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to such Restricted Subsidiary or its stockholders.

            "Exchange Act" means the Securities Exchange Act of 1934, as amended.

            "GAAP" means generally accepted accounting principles in the United States of America as in effect as of the Issue Date, including those set forth in:

      (1) the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants; and

      (2) statements and pronouncements of the Financial Accounting Standards Board.

            "Guarantee" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any other Person and any obligation, direct or indirect, contingent or otherwise, of such Person:

      (1) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation of such Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take-or-pay or to maintain financial statement conditions or otherwise); or

      (2) entered into for the purpose of assuring in any other manner the obligee of such Indebtedness of the payment thereof;

PROVIDED, HOWEVER, that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning. The term "Guarantor" shall mean any Person Guaranteeing any obligation. The Ogden Note will not be deemed to be Guaranteed unless Anteon executes a guaranty thereof.

            "Guaranty Agreement" means a supplemental indenture, in a form satisfactory to the Trustee, pursuant to which a Subsidiary Guarantor guarantees the Company's obligations with respect to the Securities on the terms provided for in the Indenture.

            "Hedging Obligations" of any Person means the obligations of such Person pursuant to any Interest Rate Agreement or Currency Agreement.

            "Holder" or "Securityholder" means the Person in whose name a Security is registered on the Registrar's books.

            "Incur" means issue, assume, Guarantee, incur or otherwise become liable for; PROVIDED, HOWEVER, that any Indebtedness or Capital Stock of a Person existing at the time such Person becomes a Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Subsidiary at the time it becomes a Subsidiary. The term "Incurrence" when used as a noun shall have a correlative meaning. The accretion of principal of a non-interest bearing or other discount security shall not be deemed the Incurrence of Indebtedness.

            "Indebtedness" means, with respect to any Person on any date of determination (without duplication):

      (1) the principal in respect of (A) indebtedness of such Person for money borrowed and (B) indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which such Person is responsible or liable including, in each case, any premium on such indebtedness to the extent such premium has become due and payable;

      (2) all Capital Lease Obligations of such Person and all Attributable Debt in respect of Sale/Leaseback Transactions entered into by such Person;

      (3) all obligations of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations of such Person and all obligations of such Person under any title retention agreement (but excluding trade accounts payable arising in the ordinary course of business);

      (4) all obligations of such Person for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction (other than obligations with respect to letters of credit securing obligations (other than obligations described in clauses (1) through (3) above) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the tenth Business Day following payment on the letter of credit);

      (5) the amount of all obligations of such Person with respect to the redemption, repayment or other repurchase of any Disqualified Stock or, with respect to any Subsidiary of such Person, the liquidation preference with respect to, any Preferred Stock (but excluding, in each case, any accrued dividends);

      (6) all obligations of the type referred to in clauses (1) through (5) of other Persons and all dividends of other Persons for the payment of which, in either case, such Person is responsible or liable, directly or indirectly, as obligor, guarantor or otherwise, including by means of any Guarantee;

      (7) all obligations of the type referred to in clauses (1) through (6) of other Persons secured by any Lien on any property or asset of such Person (whether or not such obligation is assumed by such Person), the amount of such obligation being deemed to be the lesser of the value of such property or assets or the amount of the obligation so secured; and

      (8) to the extent not otherwise included in this definition, Hedging Obligations of such Person.

            The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and the maximum liability, upon the occurrence of the contingency giving rise to the obligation, of any contingent obligations at such date; PROVIDED, HOWEVER, that the amount outstanding at any time of any Indebtedness issued with original issue discount shall be deemed to be the face amount of such Indebtedness less the remaining unamortized portion of the original issue discount of such Indebtedness at such time as determined in accordance with GAAP. Notwithstanding the foregoing, Indebtedness shall not include any liability for Federal, state, local or other taxes owed or owing to any governmental entity.

            "Indenture" means this Indenture as amended or supplemented from time to time.

            "Interest Rate Agreement" means in respect of a Person any interest rate swap agreement, interest rate cap agreement or other financial agreement or arrangement designed to protect such Person against fluctuations in interest rates.

            "Investment" in any Person means any direct or indirect advance, loan (other than advances to customers in the ordinary course of business that are recorded as accounts receivable on the balance sheet of the lender) or other extensions of credit (including by way of Guarantee or similar arrangement) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock, Indebtedness or other similar instruments issued by such Person.

            For purposes of the definition of "Unrestricted Subsidiary", the definition of "Restricted Payment" and Section 4.04:

      (1) "Investment" shall include the portion (proportionate to the Company's equity interest in such Subsidiary) of the fair market value of the net assets of any Subsidiary of the Company at the time that such Subsidiary is designated an Unrestricted Subsidiary; PROVIDED, HOWEVER, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Company shall be deemed to continue to have a permanent "Investment" in an Unrestricted Subsidiary equal to an amount (if positive) equal to (A) the Company's "Investment" in such Subsidiary at the time of such redesignation less (B) the portion (proportionate to the Company's equity interest in such Subsidiary) of the fair market value of the net assets of such Subsidiary at the time of such redesignation; and

      (2) any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value at the time of such transfer, in each case as determined in good faith by the Board of Directors.

            "Issue Date" means the date on which the Original Securities are originally issued.

            "Lien" means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof).

            "Merger Agreement" means the Agreement and Plan of Merger, dated as of March 7, 1999, by and among the Company, Buffalo Acquisition Corporation and Analysis & Technology, Inc.

            "Net Available Cash" from an Asset Disposition means cash payments received therefrom (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise and proceeds from the sale or other disposition of any securities received as consideration, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring Person of Indebtedness or other obligations relating to such properties or assets or received in any other noncash form), in each case net of:

      (1) all legal, title, recording or transfer tax, accounting, consulting or similar transaction expenses, brokerage or other fees, commissions and expenses incurred, and all Federal, state, provincial, foreign and local taxes required to be accrued as a liability under GAAP, as a consequence of such Asset Disposition;

      (2) all payments made on any Indebtedness which is secured by any assets subject to such Asset Disposition, in accordance with the terms of any Lien upon or other security agreement of any kind with respect to such assets, or which must by its terms, or in order to obtain a necessary consent to such Asset Disposition, or by applicable law, be repaid out of the proceeds from such Asset Disposition;

      (3) all distributions and other payments required to be made to minority interest holders in Restricted Subsidiaries as a result of such Asset Disposition; and

      (4) the deduction of appropriate amounts provided by the seller as a reserve, in accordance with GAAP, against any liabilities associated with the property or other assets disposed in such Asset Disposition and retained by the Company or any Restricted Subsidiary after such Asset Disposition.

            "Net Cash Proceeds", with respect to any issuance or sale of Capital Stock, means the cash proceeds of such issuance or sale net of attorneys' fees, accountants' fees, underwriters' or placement agents' fees, printing costs, filing and listing fees, discounts or commissions and brokerage, consultant and other fees or expenses actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

            "Obligations" means with respect to any Indebtedness all obligations for principal, premium, interest, penalties, fees, indemnifications, reimbursements, and other amounts payable pursuant to the documentation governing such Indebtedness.

            "Officer" means the Chairman of the Board, the President, any Vice President, the Treasurer or the Secretary of the Company.

            "Officers' Certificate" means a certificate signed by two Officers.

            "Ogden Note" means the Amended and Restated, Non Negotiable, Subordinated 9% Promissory Note due April 22, 2004 of Parent in favor of Ogden Technology Services Corporation, dated as of October 1, 1998, in the principal amount of $3,650,000.

            "Opinion of Counsel" means a written opinion from legal counsel who is acceptable to the Trustee. The counsel may be an employee of or counsel to the Company or the Trustee.

            "Parent" means Azimuth Technologies, Inc., a Delaware corporation, and any successor corporation.

            "Permitted Holders" means (i) Caxton Corporation, Frederick J. Iseman, Steven Lefkowitz, Joseph A. Kampf, Robert A. Ferris and any other Person who is a controlled Affiliate of any of the foregoing and any member of senior management of the Company on the Issue Date and (ii) any Related Party of any of the foregoing.

            "Permitted Investment" means an Investment by the Company or any Restricted Subsidiary in:

      (1) the Company, a Restricted Subsidiary or a Person that will, upon the making of such Investment, become a Restricted Subsidiary; PROVIDED, HOWEVER, that the primary business of such Restricted Subsidiary is a Related Business;

      (2) another Person if as a result of such Investment such other Person is merged or consolidated with or into, or transfers or conveys all or substantially all its assets to, the Company or a Restricted Subsidiary; PROVIDED, HOWEVER, that such Person's primary business is a Related Business;

      (3)   Temporary Cash Investments;

      (4) receivables owing to the Company or any Restricted Subsidiary if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; PROVIDED, HOWEVER, that such trade terms may include such concessionary trade terms as the Company or any such Restricted Subsidiary deems reasonable under the circumstances;

      (5) payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business;

      (6) loans or advances to employees made in the ordinary course of business consistent with past practices of the Company or such Restricted Subsidiary;

      (7) stock, obligations or securities received in settlement of debts created in the ordinary course of business and owing to the Company or any Restricted Subsidiary or in satisfaction of judgments;

      (8) any Person to the extent such Investment represents the non-cash portion of the consideration received for an Asset Disposition as permitted pursuant to Section 4.06; and

      (9) additional Investments made after the Issue Date in an aggregate amount which, together with all other Investments made pursuant to this clause (9) that are outstanding, do not exceed $10.0 million.

            "Person" means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

            "Preferred Stock", as applied to the Capital Stock of any Person, means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends or distributions, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of Capital Stock of any other class of such Person.

            "principal" of a Security means the principal of the Security plus the premium, if any, payable on the Secu-rity which is due or overdue or is to become due at the relevant time.

            "Public Equity Offering" means an underwritten primary public offering of common stock of Parent or the Company pursuant to an effective registration statement under the Securities Act.

            "Public Market" means any time after (x) a Public Equity Offering has been consummated and (y) at least 10% of the total issued and outstanding common stock of Parent or the Company, as applicable, has been distributed by means of an effective registration statement under the Securities Act or sales pursuant to Rule 144 under the Securities Act.

            "Rating Agency" means Standard & Poor's Ratings Group, Inc. and Moody's Investors Service, Inc. or if Standard & Poor's Ratings Group, Inc. or Moody's Investors Service, Inc. or both shall not make a rating on the Securities publicly available, a nationally recognized statistical rating agency or agencies, as the case may be, selected by the Company (as certified by a resolution of the Board of Directors) which shall be substituted for Standard & Poor's Ratings Group, Inc. or Moody's Investors Service, Inc. or both, as the case may be.

            "Refinance" means, in respect of any Indebtedness, to refinance, extend, renew, refund, repay, replace, prepay, redeem, defease or retire, or to issue other Indebtedness in exchange or replacement for, such indebtedness. "Refinanced" and "Refinancing" shall have correlative meanings.

            "Refinancing Indebtedness" means Indebtedness that Refinances any Indebtedness of the Company or any Restricted Subsidiary existing on the Issue Date or Incurred in compliance with this Indenture, including Indebtedness that Refinances Refinancing Indebtedness; PROVIDED, HOWEVER, that:

      (1) such Refinancing Indebtedness has a Stated Maturity no earlier than the Stated Maturity of the Indebtedness being Refinanced;

      (2) such Refinancing Indebtedness has an Average Life at the time such Refinancing Indebtedness is Incurred that is equal to or greater than the Average Life of the Indebtedness being Refinanced; and

      (3) such Refinancing Indebtedness has an aggregate principal amount (or if Incurred with original issue discount, an aggregate issue price) that is equal to or less than the aggregate principal amount (or if Incurred with original issue discount, the aggregate accreted value) then outstanding or committed (plus fees and expenses, including any premium and defeasance costs) under the Indebtedness being Refinanced;

PROVIDED FURTHER, HOWEVER, that Refinancing Indebtedness shall not include (A) Indebtedness of a Subsidiary that Refinances Indebtedness of the Company or (B) Indebtedness of the Company or a Restricted Subsidiary that Refinances Indebtedness of an Unrestricted Subsidiary.

            "Registration Rights Agreement" means the Registration Rights Agreement dated May 6, 1999, among the Company, Credit Suisse First Boston Corporation, Deutsche Bank Securities Inc. and Legg Mason Wood Walker, Incorporated.

            "Related Business" means the business of the Company and its Restricted Subsidiaries on the Issue Date or the Acquisition Closing Date and any business that in the good faith judgment of the Board of Directors is related, ancillary or complementary thereto.

            "Related Party" means (1) any controlling stockholder, controlling member, general partner, majority owned Subsidiary, or spouse or immediate family member (in the case of an individual) of any Permitted Holder or (2) any trust, corporation, partnership or other entity, the beneficiaries, stockholders, partners, owners or Persons holding a controlling interest of which consist solely of one or more Permitted Holders and/or such other Persons referred to in the immediately preceding clause (1).

            "Representative" means any trustee, agent or representative (if any) for an issue of Senior Indebtedness of the Company.

            "Restricted Payment" with respect to any Person means:

      (1) the declaration or payment of any dividends or any other distributions of any sort in respect of its Capital Stock (including any payment in connection with any merger or consolidation involving such Person) or similar payment to the direct or indirect holders of its Capital Stock (other than dividends or distributions payable solely in its Capital Stock (other than Disqualified Stock) and dividends or distributions payable solely to the Company or a Restricted Subsidiary, and other than pro rata dividends or other distributions made by a Subsidiary that is not a Wholly Owned Subsidiary to minority stockholders (or owners of an equivalent interest in the case of a Subsidiary that is an entity other than a corporation));

      (2) the purchase, redemption or other acquisition or retirement for value of any Capital Stock of the Company held by any Person or of any Capital Stock of a Restricted Subsidiary held by any Affiliate of the Company (other than a Restricted Subsidiary), including the exercise of any option to exchange any Capital Stock (other than into Capital Stock of the Company that is not Disqualified Stock);

      (3) the purchase, repurchase, redemption, defeasance or other acquisition or retirement for value, prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment of any Subordinated Obligations (other than the purchase, repurchase or other acquisition of Subordinated Obligations purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of such purchase, repurchase or other acquisition); or

      (4) the making of any Investment in any Person (other than a Permitted Investment).

            "Restricted Subsidiary" means any Subsidiary of the Company that is not an Unrestricted Subsidiary.

            "Revolving Credit Facilities" means any revolving credit facility contained in the Credit Agreement and any other facility or financing arrangement that Refinances or replaces, in whole or in part, any such revolving credit facility.

            "Sale/Leaseback Transaction" means an arrangement relating to property now owned or hereafter acquired whereby the Company or a Restricted Subsidiary transfers such property to a Person and the Company or a Restricted Subsidiary leases it from such Person.

            "SEC" means the Securities and Exchange Commission.

            "Secured Indebtedness" means any Indebtedness of the Company secured by a Lien.

            "Securities" means the Securities issued under this Indenture.

            "Senior Indebtedness" means, with respect to any Person on any date of determination:

      (1) Indebtedness of such Person, whether outstanding on the Issue Date or thereafter Incurred (including the Indebtedness of such Person under the Credit Agreement or any Guarantee thereof); and

      (2) accrued and unpaid interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to such Person whether or not post-filing interest is allowed in such proceeding) in respect of (A) indebtedness of such Person for money borrowed and (B) indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which such Person is responsible or liable unless, in the case of clauses (1) and (2), in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is provided that such obligations are subordinate in right of payment to the Securities;

PROVIDED, HOWEVER, that Senior Indebtedness shall not include:

      (1)   any obligation of such Person to any Subsidiary;

      (2) any liability for Federal, state, local or other taxes owed or owing by such Person;

      (3) any accounts payable or other liability to trade creditors arising in the ordinary course of business (including guarantees thereof or instruments evidencing such liabilities);

      (4) any Indebtedness of such Person (and any accrued and unpaid interest in respect thereof) which is subordinate or junior in any respect to any other Indebtedness or other obligation of such Person;

      (5)   the Ogden Note or the Techmatics Notes; or

      (6) that portion of any Indebtedness which at the time of Incurrence is Incurred in violation of the Indenture.

            "Senior Subordinated Indebtedness" means (1) with respect to the Company, the Securities and any other Indebtedness of the Company that specifically provides that such Indebtedness is to rank PARI PASSU with the Securities in right of payment and is not subordinated by its terms in right of payment to any Indebtedness or other obligation of the Company which is not Senior Indebtedness of the Company and (2) with respect to each Subsidiary Guarantor, its Subsidiary Guaranty of the Securities and any other Indebtedness of such Subsidiary Guarantor that specifically provides that such Indebtedness is to rank pari passu with such Subsidiary Guaranty in right of payment and is not subordinated by its terms in right of payment to any Indebtedness or other obligation of such Subsidiary Guarantor which is not Senior Indebtedness of such Subsidiary Guarantor.

            "Significant Subsidiary" means any Restricted Subsidiary that would be a "Significant Subsidiary" of the Company within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC.

            "Stated Maturity" means, with respect to any security, the date specified in such security as the fixed date on which the final payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency unless such contingency has occurred).

            "Subordinated Obligation" means any Indebtedness of the Company or any Subsidiary Guarantor (whether outstanding on the Issue Date or thereafter Incurred) which is expressly subordinate or junior in right of payment to the Securities or, in the case of a Subsidiary Guarantor, its Subsidiary Guaranty, in each case pursuant to a written agreement to that effect.

            "Subsidiary" means, with respect to any Person, any corporation, association, company, partnership or other business entity of which more than 50% of the total voting power of shares of Capital Stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by:

            (1) such Person;

            (2) such Person and one or more Subsidiaries of such Person; or

            (3) one or more Subsidiaries of such Person.

            "Subsidiary Guarantor" means each Subsidiary of the Company that Guarantees the Company's obligations with respect to the Securities pursuant to the terms of the Indenture.

            "Subsidiary Guaranty" means a Guarantee by a Subsidiary Guarantor of the Company's obligations with respect to the Securities.

            "Temporary Cash Investments" means any of the following:

      (1) any investment in direct obligations of the United States of America or any agency thereof or obligations guaranteed by the United States of America or any agency thereof;

      (2) investments in time deposit accounts, certificates of deposit and money market deposits maturing within 180 days of the date of acquisition thereof issued by a bank or trust company which is organized under the laws of the United States of America, any state thereof or any foreign country recognized by the United States, and which bank or trust company has capital, surplus and undivided profits aggregating in excess of $50,000,000 (or the foreign currency equivalent thereof) and has outstanding debt which is rated "A" (or such similar equivalent rating) or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act) or any money-market fund sponsored by a registered broker dealer or mutual fund distributor;

      (3) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (1) above entered into with a bank meeting the qualifications described in clause (2) above;

      (4) investments in commercial paper, maturing not more than 90 days after the date of acquisition, issued by a corporation (other than an Affiliate of the Company) organized and in existence under the laws of the United States of America or any foreign country recognized by the United States of America with a rating at the time as of which any investment therein is made of "P-1" (or higher) according to Moody's Investors Service, Inc. or "A-1" (or higher) according to Standard and Poor's Ratings Group; and

      (5) investments in securities with maturities of six months or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, and rated at least "A" by Standard & Poor's Ratings Group or "A" by Moody's Investors Service, Inc.

            "Term Loan Facilities" means the term loan facilities contained in the Credit Agreement and any other facility or financing arrangement that Refinances in whole or in part any such term loan facility.

            "TIA" means the Trust Indenture Act of 1939 (15 U.S.C. ss.ss. 77aaa-77bbbb) as in effect on the date of this Indenture.

            "Trustee" means the party named as such in this Indenture until a successor replaces it and, thereafter, means the successor.

            "Trust Officer" means the Chairman of the Board, the President or any other officer or assistant officer of the Trustee assigned by the Trustee to administer its corporate trust matters.

            "Uniform Commercial Code" means the New York Uniform Commercial Code as in effect from time to time.

            "Unrestricted Subsidiary" means:

            (1) any Subsidiary of the Company that at the time of determination shall be designated an Unrestricted

      Subsidiary by the Board of Directors in the manner provided below; and

            (2) any Subsidiary of an Unrestricted Subsidiary.

            The Board of Directors may designate any Subsidiary of the Company (including any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Capital Stock or Indebtedness of, or holds any Lien on any property of, the Company or any other Subsidiary of the Company that is not a Subsidiary of the Subsidiary to be so designated or another Unrestricted Subsidiary; PROVIDED, HOWEVER, that either (A) the Subsidiary to be so designated has total assets of $1,000 or less or (B) if such Subsidiary has assets greater than $1,000, such designation would be permitted under Section 4.04.

            The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; PROVIDED, HOWEVER, that immediately after giving effect to such designation (A) the Company could Incur $1.00 of additional Indebtedness under Section 4.03(a) and (B) no Default shall have occurred and be continuing. Any such designation by the Board of Directors shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the resolution of the Board of Directors giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing provisions.

            "U.S. Government Obligations" means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable at the issuer's option.

            "Voting Stock" of a Person means all classes of Capital Stock or other interests (including partnership interests) of such Person then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees (or persons performing similar functions) thereof.

            "Wholly Owned Subsidiary" means a Restricted Subsidiary all the Capital Stock of which (other than directors' qualifying shares) is owned by the Company or one or more Wholly Owned Subsidiaries.

            SECTION 1.02. OTHER DEFINITIONS.

                                                        Defined in
                         Term                             Section
                         ----                           -----------

      "Affiliate Transaction" ................             4.07
      "Appendix" .............................             2.01
      "Bankruptcy Law" .......................             6.01
      "Blockage Notice" ......................            10.03
      "covenant defeasance option" ...........             8.01(b)
      "Change of Control Offer" ..............             4.09(b)
      "Custodian" ............................             6.01
      "Event of Default" .....................             6.01
      "legal defeasance option" ..............             8.01(b)
      "Legal Holiday" ........................            13.08
      "Notice of Default" ....................             6.01
      "Obligations" ..........................            11.01
      "Offer" ................................             4.06(b)
      "Offer Amount" .........................             4.06(c)(2)
      "Offer Period" .........................             4.06(c)(2)
      "pay the Securities" ...................            10.03
      "pay its Subsidiary Guaranty" ..........            12.03
      "Paying Agent" .........................             2.03
      "Payment Blockage Period" ..............            10.03
      "Purchase Date" ........................             4.06(c)(1)
      "Registrar".............................             2.03
      "Successor Company" ....................             5.01

            SECTION 1.03. INCORPORATION BY REFERENCE OF TRUST INDENTURE ACT. This Indenture is subject to the mandatory provisions of the TIA which are incorporated by reference in and made a part of this Indenture. The following TIA terms have the following meanings:

            "Commission" means the SEC;

            "indenture securities" means the Securities;

            "indenture security holder" means a Securityholder;

            "indenture to be qualified" means this Indenture;

            "indenture trustee" or "institutional trustee" means the Trustee;
and

            "obligor" on the indenture securities means the Company, each Guarantor and any other obligor on the indenture securities.

            All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule have the meanings assigned to them by such definitions.

            SECTION 1.04. RULES OF CONSTRUCTION. Unless the context otherwise requires:

      (1)   a term has the meaning assigned to it;

      (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

      (3)   "or" is not exclusive;

      (4)   "including" means including without limitation;

      (5) words in the singular include the plural and words in the plural include the singular;

      (6) unsecured Indebtedness shall not be deemed to be subordinate or junior to Secured Indebtedness merely by virtue of its nature as unsecured Indebtedness;

      (7) the principal amount of any noninterest bearing or other discount security at any date shall be the principal amount thereof that would be shown on a balance sheet of the issuer dated such date prepared in accordance with GAAP;

      (8) the principal amount of any Preferred Stock shall be (i) the maximum liquidation value of such Preferred Stock or (ii) the maximum mandatory redemption or mandatory repurchase price with respect to such Preferred Stock, whichever is greater;

      (9) all references to the date the Securities were originally issued shall refer to the date the Initial Securities were originally issued; and

      (10) all references to any amount of interest or any other amount payable on or with respect to any of the Securities shall be deemed to include payment of any additional interest pursuant to the Registration Rights Agreement.

                                    ARTICLE 2

                                 THE SECURITIES

            SECTION 2.01. FORM AND DATING. Provisions relating to the Initial Securities, the Private Exchange Securities and the Exchange Securities are set forth in the Rule 144A/Regulation S Appendix attached hereto (the "Appendix") which is hereby incorporated in and expressly made part of this Indenture. The Initial Securities and the Trustee's certificate of authentication shall be substantially in the form of Exhibit 1 to the Appendix which is hereby incorporated in and expressly made a part of this Indenture. The Exchange Securities, the Private Exchange Securities and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A, which is hereby incorporated in and expressly made a part of this Indenture. The Securities may have notations, legends or endorsements required by law, stock exchange rule, agreements to which the Company is subject, if any, or usage (provided that any such notation, legend or endorsement is in a form acceptable to the Company). Each Security shall be dated the date of its authentication. The terms of the Securities set forth in the Appendix and Exhibit A are part of the terms of this Indenture.

            SECTION 2.02. EXECUTION AND AUTHENTICATION. Two Officers shall sign the Securities for the Company by manual or facsimile signature. The Company's seal shall be impressed, affixed, imprinted or reproduced on the Securities and may be in facsimile form.

            If an Officer whose signature is on a Security no longer holds that office at the time the Trustee authenticates the Security, the Security shall be valid nevertheless.

            A Security shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Security. The signature shall be conclusive evidence that the Security has been authenticated under this Indenture.

            On the Issue Date, the Trustee shall authenticate and deliver $100.0 million of 12% Senior Subordinated Notes Due 2009 and, at any time and from time to time thereafter, the Trustee shall authenticate and deliver Additional Securities for original issue upon a written order of the Company signed by two Officers or by an Officer and either an Assistant Treasurer or an Assistant Secretary of the Company. Such order shall specify the amount of the Securities to be authenticated and the date on which the original issue of Securities is to be authenticated and, in the case of an issuance of Additional Securities pursuant to Section 2.13 after the Issue Date, shall certify that such issuance is in compliance with Section 4.03.

            The Trustee may appoint an authenticating agent reasonably acceptable to the Company to authenticate the Securities. Unless limited by the terms of such appointment, an authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as any Registrar, Paying Agent or agent for service of notices and demands.

            SECTION 2.03. REGISTRAR AND PAYING AGENT. The Company shall maintain an office or agency where Securities may be presented for registration of transfer or for exchange (the "Registrar") and an office or agency where Securities may be presented for payment (the "Paying Agent"). The Registrar shall keep a register of the Securities and of their transfer and exchange. The Company may have one or more co-registrars and one or more additional paying agents. The term "Paying Agent" includes any additional paying agent.

            The Company shall enter into an appropriate agency agreement with any Registrar, Paying Agent or co-registrar not a party to this Indenture, which shall incorporate the terms of the TIA. The agreement shall implement the provisions of this Indenture that relate to such agent. The Company shall notify the Trustee of the name and address of any such agent. If the Company fails to maintain a Registrar or Paying Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 7.07. The Company or any of its domestically incorporated Wholly Owned Subsidiaries may act as Paying Agent, Registrar, co-registrar or transfer agent.

            The Company initially appoints the Trustee as Registrar and Paying Agent in connection with the Securities.

            SECTION 2.04. PAYING AGENT TO HOLD MONEY IN TRUST. Prior to each due date of the principal and interest on any Security, the Company shall deposit with the Paying Agent a sum sufficient to pay such principal and interest when so becoming due. The Company shall require each Paying Agent (other than the Trustee) to agree in writing that the Paying Agent shall hold in trust for the benefit of Securityholders or the Trustee all money held by the Paying Agent for the payment of principal of or interest on the Securities and shall immediately notify the Trustee in writing of any default by the Company in making any such payment. If the Company or a Subsidiary acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it as a separate trust fund. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed by the Paying Agent. Upon complying with this Section, the Paying Agent shall have no further liability for the money delivered to the Trustee.

            SECTION 2.05. SECURITYHOLDER LISTS. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Securityholders. If the Trustee is not the Registrar, the Company shall furnish to the Trustee, in writing at least five Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Securityholders.

            SECTION 2.06. TRANSFER AND EXCHANGE. The Securities shall be issued in registered form and shall be transferable only upon the surrender of a Security for registration of transfer. When a Security is presented to the Registrar or a co-registrar with a request to register a transfer, the Registrar shall register the transfer as requested if the requirements of Section 8-401(1) of the Uniform Commercial Code are met. When Securities are presented to the Registrar or a co-registrar with a request to exchange them for an equal principal amount of Securities of other denominations, the Registrar shall make the exchange as requested if the same requirements are met. To permit registration of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Securities at the Registrar's or co-registrar's request. The Company may require the Securityholder to make payment of a sum sufficient to pay all taxes, assessments or other governmental charges in connection with any transfer or exchange pursuant to this Section. The Company shall not be required to make and the Registrar need not register transfers or exchanges of Securities selected for redemption (except, in the case of Securities to be redeemed in part, the portion thereof not to be redeemed) or any Securities for a period of 15 days before a selection of Securities to be redeemed or 15 days before an interest payment date.

            Prior to the due presentation for registration of transfer of any Security, the Company, the Trustee, the Paying Agent, the Registrar or any co-registrar may deem and treat the person in whose name a Security is registered as the absolute owner of such Security for the purpose of receiving payment of principal of and interest on such Security and for all other purposes whatsoever, whether or not such Security is overdue, and none of the Company, the Trustee, the Paying Agent, the Registrar or any co-registrar shall be affected by notice to the contrary.

            All Securities issued upon any transfer or exchange pursuant to the terms of this Indenture will evidence the same debt and will be entitled to the same benefits under this Indenture as the Securities surrendered upon such transfer or exchange.

            SECTION 2.07. REPLACEMENT SECURITIES. If a mutilated Security is surrendered to the Registrar or if the Holder of a Security claims that the Security has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate a replacement Security if the requirements of
Section 8-405 of the Uniform Commercial Code are met and the Holder satisfies any other reasonable requirements of the Trustee. If required by the Trustee or the Company, such Holder shall furnish an indemnity bond sufficient in the judgment of the Company and the Trustee to protect the Company, the Trustee, the Paying Agent, the Registrar and any co-registrar from any loss which any of them may suffer if a Security is replaced. The Company and the Trustee may charge the Holder for their expenses in replacing a Security.

            Every replacement Security is an additional obligation of the Company.

            SECTION 2.08. OUTSTANDING SECURITIES. Securities outstanding at any time are all Securities authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation and those described in this Section as not outstanding. A Security does not cease to be outstanding because the Company or an Affiliate of the Company holds the Security.

            If a Security is replaced pursuant to Section 2.07, it ceases to be outstanding unless the Trustee and the Company receive proof satisfactory to them that the replaced Security is held by a bona fide purchaser.

            If the Paying Agent segregates and holds in trust, in accordance with this Indenture, on a redemption date or maturity date money sufficient to pay all principal and interest payable on that date with respect to the Securities (or portions thereof) to be redeemed or maturing, as the case may be, and the Paying Agent is not prohibited from paying such money to the Securityholders on that date pursuant to the terms of this Indenture, then on and after that date such Securities (or portions thereof) cease to be outstanding and interest on them ceases to accrue.

            SECTION 2.09. TEMPORARY SECURITIES. Until definitive Securities are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Securities. Temporary Securities shall be substantially in the form of definitive Securities but may have variations that the Company considers appropriate for temporary Securities. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate definitive Securities and deliver them in exchange for temporary Securities.

            SECTION 2.10. CANCELLATION. The Company at any time may deliver Securities to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Securities surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel and destroy (subject to the record retention requirements of the Exchange Act) all Securities surrendered for registration of transfer, exchange, payment or cancellation and deliver a certificate of such destruction to the Company unless the Company directs the Trustee to deliver canceled Securities to the Company. The Company may not issue new Securities to replace Securities it has redeemed, paid or delivered to the Trustee for cancellation.

            SECTION 2.11. DEFAULTED INTEREST. If the Company defaults in a payment of interest on the Securities, the Company shall pay defaulted interest (plus interest on such defaulted interest to the extent lawful) in any lawful manner. The Company may pay the defaulted interest to the persons who are Securityholders on a subsequent special record date. The Company shall fix or cause to be fixed any such special record date and payment date to the reasonable satisfaction of the Trustee and shall promptly mail to each Securityholder a notice that states the special record date, the payment date and the amount of defaulted interest to be paid.

            SECTION 2.12. CUSIP NUMBERS. The Company in issuing the Securities may use "CUSIP" numbers (if then generally in use) and, if so, the Trustee shall use "CUSIP" numbers in notices of redemption as a convenience to Holders; PROVIDED, HOWEVER, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers.

            SECTION 2.13. ISSUANCE OF ADDITIONAL SECURITIES. The Company shall be entitled, subject to its compliance with Section 4.03, to issue Additional Securities under this Indenture which shall have identical terms as the Initial Securities issued on the Issue Date, other than with respect to the date of issuance, issue price and amount of interest payable on the first payment date applicable thereto. The Initial Securities issued on the Issue Date, any Additional Securities and all Exchange Securities or Private Exchange Securities issued in exchange therefor shall be treated as a single class for all purposes under this Indenture.

            With respect to any Additional Securities, the Company shall set forth in a resolution of the Board of Directors and an Officers' Certificate, a copy of each which shall be delivered to the Trustee prior to the Trustee's issuance of the Additional Securities, the following information:

      (1) the aggregate principal amount and CUSIP number of such Additional Securities to be authenticated and delivered pursuant to this Indenture;

      (2) the issue price and the issue date of such Additional Securities and the amount of interest payable on the first payment date applicable thereto; PROVIDED, HOWEVER, that no Additional Securities may be issued at a price that would cause such Additional Securities to have "original issue discount" within the meaning of Section 1273 of the Code; and

      (3) whether such Additional Securities shall be transfer restricted securities and issued in the form of Initial Securities as set forth in Exhibit 1 to the Appendix to this Indenture or shall be issued in the form of Exchange Securities as set forth in Exhibit A to the Appendix.

                                    ARTICLE 3

                                   REDEMPTION

            SECTION 3.01. NOTICES TO TRUSTEE. If the Company elects to redeem Securities pursuant to paragraph 5 of the Securities or is required to redeem Securities pursuant to paragraph 6 of the Securities, it shall notify the Trustee in writing of the redemption date, the principal amount of Securities to be redeemed and the paragraph of the Securities pursuant to which the redemption will occur.

            Except as described under the second paragraph of Section 3.03, the Company shall give each notice to the Trustee provided for in this Section at least 60 days before the redemption date unless the Trustee consents in writing to a shorter period. Such notice shall be accompanied by an Officers' Certificate and, in the case of an optional redemption, an Opinion of Counsel from the Company to the effect that such redemption will comply with the conditions herein.

            SECTION 3.02. SELECTION OF SECURITIES TO BE REDEEMED. If fewer than all the Securities are to be redeemed, the Trustee shall select the Securities to be redeemed pro rata or by lot or by a method that complies with applicable legal and securities exchange requirements, if any, and that the Trustee in its sole discretion shall deem to be fair and appropriate and in accordance with methods generally used at the time of selection by fiduciaries in similar circumstances. The Trustee shall make the selection from outstanding Securities not previously called for redemption. The Trustee may select for redemption portions of the principal of Securities that have denominations larger than $1,000. Securities and portions of them the Trustee selects shall be in amounts of $1,000 or a whole multiple of $1,000. Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption. The Trustee shall notify the Company promptly of the Securities or portions of Securities to be redeemed.

            SECTION 3.03. NOTICE OF REDEMPTION. At least 30 days but not more than 60 days before a date for redemption of Securities, the Company shall mail a notice of redemption by first-class mail to each Holder of Securities to be redeemed at such Holder's registered address.

            In the event of the Special Mandatory Redemption pursuant to and as defined in paragraph 6 of the Securities, the Company shall prepare and cause to be mailed a notice of such redemption on the first Business Day following the earlier of (i) July 31, 1999, and (ii) the date the Company abandons the Acquisition or terminates the Merger Agreement.

            The notice shall identify the Securities to be redeemed and shall state:

      (1)   the redemption date;

      (2)   the redemption price;

      (3)   the name and address of the Paying Agent;

      (4) that Securities called for redemption must be surrendered to the Paying Agent to collect the redemption price;

      (5) if fewer than all the outstanding Securities are to be redeemed, the identification and principal amounts of the particular Securities to be redeemed;

      (6) that, unless the Company defaults in making such redemption payment or the Paying Agent is prohibited from making such payment pursuant to the terms of this Indenture, interest on Securities (or portion thereof) called for redemption ceases to accrue on and after the redemption date;

      (7) the paragraph of the Securities pursuant to which the Securities called for redemption are being redeemed; and

      (8) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Securities.

            At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at the

Company's expense. In such event, the Company shall provide the Trustee with the information required by this Section.

            SECTION 3.04. EFFECT OF NOTICE OF REDEMPTION. Once notice of redemption is mailed, Securities called for redemption become due and payable on the redemption date and at the redemption price stated in the notice. Upon surrender to the Paying Agent, such Securities shall be paid at the redemption price stated in the notice, plus accrued interest to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the related interest payment date). Failure to give notice or any defect in the notice to any Holder shall not affect the validity of the notice to any other Holder.

            SECTION 3.05. DEPOSIT OF REDEMPTION PRICE. Prior to the redemption date, the Company shall deposit with the Paying Agent (or, if the Company or a Subsidiary is the Paying Agent, shall segregate and hold in trust) money sufficient to pay the redemption price of and accrued interest on all Securities to be redeemed on that date other than Securities or portions of Securities called for redemption which have been delivered by the Company to the Trustee for cancellation.

            SECTION 3.06. SECURITIES REDEEMED IN PART. Upon surrender of a Security that is redeemed in part, the Company shall execute and the Trustee shall authenticate for the Holder (at the Company's expense) a new Security equal in principal amount to the unredeemed portion of the original Security surrendered.

                                    ARTICLE 4

                                    COVENANTS

            SECTION 4.01. PAYMENT OF SECURITIES. The Company shall promptly pay the principal of and interest on the Securities on the dates and in the manner provided in the Securities and in this Indenture. Principal and interest shall be considered paid on the date due if on such date the Trustee or the Paying Agent holds in accordance with this Indenture money sufficient to pay all principal and interest then due and the Trustee or the Paying Agent, as the case may be, is not prohibited from paying such money to the Securityholders on that date pursuant to the terms of this Indenture.

            The Company shall pay interest on overdue principal at the rate specified therefor in the Securities, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful.

            SECTION 4.02. SEC REPORTS. Notwithstanding that the Company may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company will file (unless the SEC will not accept such filing) with the SEC and provide the Trustee and Securityholders with such annual reports and such information, documents and other reports as are specified in Sections 13 and 15(d) of the Exchange Act and applicable to a U.S. corporation subject to such Sections, such information, documents and other reports to be so filed and provided at the times specified for the filings of such information, documents and reports under such Sections.

            In addition, whether or not required by the SEC, the Company will file a copy of all of the information and reports referred to above with the SEC for public availability within the time periods specified in the SEC's rules and regulations (unless the SEC will not accept such a filing).

            SECTION 4.03. LIMITATION ON INDEBTEDNESS. (a) The Company shall not, and shall not permit any Restricted Subsidiary to, Incur, directly or indirectly, any Indebtedness; PROVIDED, HOWEVER, that the Company or any Restricted Subsidiary may Incur Indebtedness if, on the date of such Incurrence and after giving effect thereto, (1) the Consolidated Coverage Ratio exceeds
2.00 to 1.00 if such Indebtedness is Incurred prior to May 15, 2001 or 2.25 to
1.00 if such Indebtedness is Incurred thereafter and (2) the Consolidated Leverage Ratio would be less than 5.75 to 1.00 if such Indebtedness is Incurred prior to December 31, 2000 or 5.50 to 1.00 if such Indebtedness is Incurred thereafter.

            (b) Notwithstanding the foregoing paragraph (a), the Company and the Restricted Subsidiaries may Incur any or all of the following Indebtedness:

            (1) Indebtedness of the Company Incurred pursuant to the Revolving Credit Facilities; PROVIDED, HOWEVER, that, immediately after giving effect to any such Incurrence, the aggregate principal amount of all Indebtedness Incurred under this clause (1) and then outstanding does not exceed the greater of (A) $110.0 million and (B) 90% of accounts receivable of the Company and its Restricted Subsidiaries;

            (2) Indebtedness of the Company Incurred pursuant to the Term Loan Facilities; PROVIDED, HOWEVER, that, after giving effect to any such Incurrence, the aggregate principal amount of all Indebtedness Incurred under this clause (2) and then outstanding does not exceed $60.0 million less the aggregate sum of all principal payments with respect to such Indebtedness pursuant to paragraph (a)(3)(A) of Section 4.06.

            (3) Indebtedness of the Company or any Restricted Subsidiary owed to and held by the Company or a Restricted Subsidiary; PROVIDED, HOWEVER, that any subsequent issuance or transfer of any Capital Stock which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any subsequent transfer of such Indebtedness (other than to the Company or another Restricted Subsidiary) shall be deemed, in each case, to constitute the Incurrence of such Indebtedness by the issuer thereof;

            (4)   the Securities (other than any Additional Securities);

            (5) Indebtedness outstanding on the Issue Date (other than Indebtedness described in clause (1), (2), (3) or (4) of this
                  Section 4.03(b));

            (6) Refinancing Indebtedness in respect of Indebtedness Incurred pursuant to Section 4.03(a) or pursuant to clause (4) or (5) or this clause (6) of this Section 4.03(b);

            (7) Hedging Obligations under or with respect to Interest Rate Agreements and Currency Agreements required under the Credit Agreement or entered into in the ordinary course of business and not for the purpose of speculation;

            (8) Indebtedness in respect of performance bonds, bankers' acceptances, letters of credit and surety or appeal bonds provided by the Company and the Restricted Subsidiaries in the ordinary course of their business and which do not secure other Indebtedness of the Company or any Restricted Subsidiary (except Indebtedness permitted under the Indenture);

            (9)   Subsidiary Guaranties of the Subsidiary Guarantors;

            (10) the Guarantee of any Indebtedness otherwise permitted to be Incurred pursuant to the Indenture;

            (11) Indebtedness of the Company or any Restricted Subsidiary consisting of indemnification, adjustment of purchase price, earn-out or similar obligations, in each case incurred in connection with the acquisition or disposition of any assets, including shares of Capital Stock or divisions or lines of business, of the Company or any Restricted Subsidiary; and

            (12) Indebtedness of the Company in an aggregate principal amount which, together with all other Indebtedness of the Company outstanding on the date of such Incurrence (other than Indebtedness permitted by clauses (1) through (11) of this
                  Section 4.03(b) or Section 4.03(a)) does not exceed $25.0 million.

            (c) Notwithstanding the foregoing, the Company shall not, and shall not permit any Restricted Subsidiary to, Incur any Indebtedness pursuant to
Section 4.03(b) if the proceeds thereof are used, directly or indirectly, to Refinance any Subordinated Obligations unless such Indebtedness shall be subordinated to the Securities or the relevant Subsidiary Guaranty, as applicable, to at least the same extent as such Subordinated Obligations.

            (d) For purposes of determining compliance with this Section 4.03,
(1) in the event that an item of Indebtedness meets the criteria of more than one of the types of Indebtedness described above at the time of its Incurrence, the Company, in its sole discretion, will classify such item of Indebtedness and only be required to include the amount and type of such Indebtedness in one of the above clauses (provided that any Indebtedness classified as Incurred pursuant to clause (b)(12) above may later be reclassified as having been Incurred pursuant to paragraph (a) above to the extent that such reclassified Indebtedness could be Incurred pursuant to paragraph (a) above at the time of such reclassification) and (2) an item of Indebtedness may be divided and classified in more than one of the types of Indebtedness described above.

            (e) Notwithstanding Section 4.03(a) or 4.03(b), the Company shall not, and shall not permit any Subsidiary Guarantor to, Incur (1) any Indebtedness if such Indebtedness is expressly subordinate or junior in ranking in any respect to any Senior Indebtedness of the Company or such Subsidiary Guarantor, as applicable, unless such Indebtedness is Senior Subordinated Indebtedness or is expressly subordinated in right of payment to Senior Subordinated Indebtedness or (2) any Secured Indebtedness that is not Senior Indebtedness unless contemporaneously therewith effective provision is made to secure the Securities or the relevant Subsidiary Guaranty, as applicable, equally and ratably with such Secured Indebtedness for so long as such Secured Indebtedness is secured by a Lien.

            SECTION 4.04. LIMITATION ON RESTRICTED PAYMENTS. (a) The Company shall not, and shall not permit any Restricted Subsidiary, directly or indirectly, to make a Restricted Payment if at the time the Company or such Restricted Subsidiary makes such Restricted Payment:

            (1) a Default shall have occurred and be continuing (or would result therefrom);

            (2) the Company is not able to Incur an additional $1.00 of Indebtedness under Section 4.03(a); or

            (3) the aggregate amount of such Restricted Payment and all other Restricted Payments since the Issue Date would exceed the sum of (without duplication):

                  (A) 50% of the Consolidated Net Income accrued during the
            period (treated as one accounting period) from the beginning of the fiscal quarter immediately following the fiscal quarter during which the Issue Date occurs to the end of the most recent fiscal quarter for which financial statements are then available prior to the date of such Restricted Payment (or, in case such Consolidated Net Income shall be a deficit, minus 100% of such deficit); plus

                  (B) 100% of the aggregate Net Cash Proceeds received by the
            Company from the issuance or sale of its Capital Stock (other than Disqualified Stock) and the aggregate cash received by the Company as a capital contribution, in each case subsequent to the Issue Date (other than an issuance or sale to a Subsidiary of the Company and other than an issuance or sale to an employee stock ownership plan or to a trust established by the Company or any of its Subsidiaries for the benefit of their employees); plus

                  (C) the amount by which Indebtedness of the Company or its
            Restricted Subsidiaries is reduced on the Company's consolidated balance sheet upon the conversion or exchange (other than by a Subsidiary of the Company) subsequent to the Issue Date of any Indebtedness of the Company or any Restricted Subsidiary convertible or exchangeable for Capital Stock (other than Disqualified Stock) of the Company (less the amount of any cash, or the fair value of any other property, distributed by the Company or such Restricted Subsidiary upon such conversion or exchange); plus

                  (D) an amount equal to the sum of (x) the net reduction in
            Investments in any Person resulting from dividends, repayments of loans or advances or other transfers of assets, in each case to the Company or any Restricted Subsidiary from such Person, or from the proceeds received by the Company or any Restricted Subsidiary upon the disposition of any Investment and (y) the portion (proportionate to the Company's equity interest in such Subsidiary) of the fair market value of the net assets of an Unrestricted Subsidiary at the time such Unrestricted Subsidiary is designated a Restricted Subsidiary; PROVIDED, HOWEVER, that the foregoing sum shall not exceed, in the case of any Person, the amount of Investments previously made (and treated as a Restricted Payment) by the Company or any Restricted Subsidiary in such Person or, in the case of any Investment outstanding on the Issue Date (but not to exceed in the aggregate $10.0 million) an amount not to exceed the lesser of the amount of such net reduction or the amount of such Investment.

            (b) The provisions of Section 4.04(a) shall not prohibit:

            (1) any Restricted Payment made by exchange for, or out of the proceeds of the substantially concurrent sale of, or capital contribution in respect of, Capital Stock of the Company (other than Disqualified Stock and other than Capital Stock issued or sold to a Subsidiary of the Company or an employee stock ownership plan or to a trust established by the Company or any of its Subsidiaries for the benefit of their employees); PROVIDED, HOWEVER, that (A) such Restricted Payment shall be excluded in the calculation of the amount of Restricted Payments and (B) the Net Cash Proceeds from such sale shall be excluded from the calculation of amounts under clause (3)(B) of Section 4.04(a);

            (2) any purchase, repurchase, redemption, defeasance or other acquisition or retirement for value of Subordinated Obligations made by exchange for, or out of the proceeds of the substantially concurrent sale of, Indebtedness of the Company which is permitted to be Incurred pursuant to Section 4.03; PROVIDED, HOWEVER, that such purchase, repurchase, redemption, defeasance or other acquisition or retirement for value shall be excluded in the calculation of the amount of Restricted Payments;

            (3) dividends paid within 60 days after the date of declaration thereof if at such date of declaration such dividend would have complied with Section 4.04(a); PROVIDED, HOWEVER, that at the time of payment of such dividend, no other Default shall have occurred and be continuing (or result therefrom); PROVIDED FURTHER, HOWEVER, that such dividend shall be included in the calculation of the amount of Restricted Payments;

            (4) the repurchase or other acquisition of shares of, or options to purchase shares of, common stock of the Company or any of its Subsidiaries from employees, former employees, consultants, directors or former directors of the Company or any of its Subsidiaries or Parent (or permitted transferees of such employees, former employees, consultants, directors or former directors), pursuant to the terms of the agreements (including employment agreements) or plans (or amendments thereto) approved by the Board of Directors under which such individuals purchase or sell or are granted the option to purchase or sell, shares of such common stock; PROVIDED, HOWEVER, that the aggregate amount of such repurchases and other acquisitions shall not exceed the sum of (A) $5.0 million plus (B) the aggregate Net Cash Proceeds received by the Company from the issuance of such Capital Stock to, or the exercise of options to purchase such Capital Stock by, employees or directors of the Company or any of its Subsidiaries that occurs after the Issue Date (to the extent the Net Cash Proceeds from the sale of such Capital Stock have not otherwise been applied to the payment of Restricted Payments by virtue of
      Section 4.04(a)(3)(B) or applied pursuant to Section 4.04(b)(1)) plus (C) the Net Cash Proceeds actually received by the Company after the Issue Date from insurance proceeds paid in respect of the death or disability of any employee or director; PROVIDED FURTHER, HOWEVER, that such repurchases and other acquisitions shall be excluded in the calculation of the amount of Restricted Payments;

            (5) dividends, distributions or advances to Parent to the extent required to pay non-deferrable scheduled cash interest when due on, or the principal amount at final scheduled maturity of, the Ogden Note; PROVIDED, HOWEVER, that (A) no Default shall have occurred and be continuing (or would result therefrom) and (B) Parent shall immediately apply any such dividend to make such cash interest or principal payment; PROVIDED FURTHER, HOWEVER, that such dividends, distributions and advances shall be included in the calculation of the amount of Restricted Payments;

            (6) dividends, distributions or advances to Parent to be used by Parent to pay Federal, state and local taxes payable by Parent and directly attributable to (or arising as a result of) the operations of the Company and its Restricted Subsidiaries; PROVIDED, HOWEVER, that (A) the amount of such dividends shall not exceed the amount that the Company and its Restricted Subsidiaries would be required to pay in respect of such Federal, state and local taxes were the Company to pay such taxes as a stand-alone taxpayer and (B) such dividends pursuant to this clause (6) are used by Parent for such purposes within 20 days of the receipt of such dividends; PROVIDED FURTHER, HOWEVER, that such dividends shall be excluded in the calculation of the amount of Restricted Payments;

            (7) dividends, distributions or advances to Parent to the extent necessary to pay for general corporate and overhead expenses incurred by Parent in the ordinary course of business; PROVIDED, HOWEVER that such dividends, shall not exceed $250,000 in any fiscal year of the Company; PROVIDED FURTHER, HOWEVER, that such dividends, distributions or advances shall be included in the calculation of the amount of Restricted Payments;

            (8) any purchase or redemption of Subordinated Obligations from Net Available Cash to the extent permitted by Section 4.06; PROVIDED, HOWEVER, that such purchase or redemption shall be excluded in the calculation of the amount of Restricted Payments;

            (9) upon the occurrence of a Change of Control and within 60 days after the completion of the offer to repurchase the Securities pursuant to
      Section 4.09 (including the purchase of the Securities tendered), any purchase or redemption of Subordinated Obligations required pursuant to the terms thereof as a result of such Change of Control at a purchase or redemption price not to exceed the outstanding principal amount thereof, plus any accrued and unpaid interest; PROVIDED, HOWEVER, that (A) at the time of such purchase or redemption no Default shall have occurred and be continuing (or would result therefrom), (B) the Company would be able to Incur an additional $1.00 of Indebtedness pursuant to Section 4.03(a) after giving pro forma effect to such Restricted Payment and (C) such purchase or redemption shall be included in the calculation of the amount of Restricted Payments; or

            (10) payments required pursuant to the terms of the Merger Agreement to consummate the Acquisition by the Company or a Restricted Subsidiary pursuant to the terms of the Merger Agreement; PROVIDED, HOWEVER, that such payments shall be excluded in the calculation of the amount of Restricted Payments.

            SECTION 4.05. LIMITATION ON RESTRICTIONS ON DISTRIBUTIONS FROM RESTRICTED SUBSIDIARIES. The Company shall not, and shall not permit any Restricted Subsidiary to, create or otherwise cause or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to (a) pay dividends or make any other distributions on its Capital Stock to the Company or a Restricted Subsidiary or pay any Indebtedness owed to the Company, (b) make any loans or advances to the

Company or (c) transfer any of its property or assets to the Company, except:

            (1) any encumbrance or restriction pursuant to an agreement in effect at or entered into on the Issue Date or, in the case of the Credit Agreement, as in effect on the Acquisition Closing Date;

            (2) any encumbrance or restriction with respect to a Restricted Subsidiary pursuant to an agreement relating to any Indebtedness Incurred by such Restricted Subsidiary on or prior to the date on which such Restricted Subsidiary was acquired by the Company (other than Indebtedness Incurred as consideration in, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions pursuant to which such Restricted Subsidiary became a Restricted Subsidiary or was acquired by the Company) and outstanding on such date;

            (3) any encumbrance or restriction pursuant to an agreement effecting a Refinancing of Indebtedness Incurred pursuant to an agreement referred to in clause (1) or (2) of this Section 4.05 or this clause (3) or contained in any amendment to an agreement referred to in clause (1) or
      (2) of this Section 4.05 or this clause (3); PROVIDED, HOWEVER, that the encumbrances and restrictions with respect to such Restricted Subsidiary contained in any such refinancing agreement or amendment are no less favor able to the Securityholders than encumbrances and restrictions with respect to such Restricted Subsidiary contained in such predecessor agreements;

            (4) any such encumbrance or restriction consisting of customary non-assignment provisions in leases or licenses to the extent such provisions restrict the transfer of the lease or license or the property leased or licensed thereunder;

            (5) any encumbrance or restriction consisting of any restriction on the sale or other disposition of assets or property securing Indebtedness as a result of a Lien permitted to be Incurred under the Indenture on such asset or property;

            (6) in the case of clause (c) above, restrictions contained in security agreements or mortgages securing Indebtedness of a Restricted Subsidiary to the extent such restrictions restrict the transfer of the property subject to such security agreements or mortgages;

            (7) any restriction with respect to a Restricted Subsidiary imposed pursuant to an agreement entered into for the sale or disposition of all or substantially all the Capital Stock or assets of such Restricted Subsidiary pending the closing of such sale or disposition; and

            (8) any restriction in any agreement that is not more restrictive than the restrictions under the terms of the Credit Agreement as in effect on the closing date of the Acquisition.

            SECTION 4.06. LIMITATION ON SALES OF ASSETS AND SUBSIDIARY STOCK.
(a) The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, consummate any Asset Disposition unless:

            (1) the Company or such Restricted Subsidiary receives consideration at the time of such Asset Disposition at least equal to the fair market value (including as to the value of all non-cash consideration), as determined in good faith by the Board of Directors, of the shares and assets subject to such Asset Disposition;

            (2) at least 75% of the consideration thereof received by the Company or such Restricted Subsidiary is in the form of cash or cash equivalents (provided that such 75% requirement shall not apply to any Asset Disposition in which the cash or cash equivalents portion of the consideration received therefor is no less than an amount equal to the product of (x) six and (y) the amount of EBITDA directly attributable to the assets or Capital Stock included in such Asset Disposition); and

            (3) an amount equal to 100% of the Net Available Cash from such Asset Disposition is applied by the Company (or such Restricted Subsidiary, as the case may be):

            (A) first, to the extent the Company elects (or is required by the terms of any Indebtedness), to prepay, repay, redeem or purchase Senior Indebtedness or Indebtedness (other than any Disqualified Stock) of a Restricted Subsidiary (in each case other than Indebtedness owed to the Company or an Affiliate of the Company) within one year from the later of the date of such Asset Disposition or the receipt of such Net Available Cash;

            (B) second, to the extent of the balance of such Net Available Cash after application in accordance with clause (A), to the extent the Company elects, to acquire Additional Assets within one year from the later of the date of such Asset Disposition or the receipt of such Net Available Cash;

            (C) third, to the extent of the balance of such Net Available Cash after application in accordance with clauses (A) and (B), to make an offer to the holders of the Securities (and to holders of other Senior Subordinated Indebtedness designated by the Company) to purchase Securities (and such other Senior Subordinated Indebtedness) pursuant to and subject to the conditions contained in the Indenture; and

            (D) fourth, to the extent of the balance of such Net Available Cash after application in accordance with clauses (A), (B) and
                  (C), for any purpose not prohibited by the terms of the Indenture;

PROVIDED, HOWEVER, that in connection with any prepayment, repayment or purchase of Indebtedness pursuant to clause (A) or (C) above, the Company or such Restricted Subsidiary shall permanently retire such Indebtedness and shall cause the related loan commitment (if any) to be permanently reduced in an amount equal to the principal amount so prepaid, repaid or purchased.

      Notwithstanding the foregoing provisions of this covenant, the Company and the Restricted Subsidiaries will not be required to apply any Net Available Cash in accordance with this covenant except to the extent that the aggregate Net Available Cash from all Asset Dispositions which are not applied in accordance with this covenant exceeds $10.0 million. Pending application of Net Available Cash pursuant to this covenant, such Net Available Cash shall be invested in Permitted Investments or used to temporarily reduce loans outstanding under Revolving Credit Facilities.

      For the purposes of this covenant, the following are deemed to be cash or cash equivalents:

      (1) the assumption of Indebtedness of the Company or any Restricted Subsidiary and the release of the Company or such Restricted Subsidiary from all liability on such Indebtedness in connection with such Asset Disposition; and

      (2) securities received by the Company or any Restricted Subsidiary from the transferee that are promptly converted by the Company or such Restricted Subsidiary into cash.

            (b) In the event of an Asset Disposition that requires the purchase of Securities (and other Senior Subordinated Indebtedness) pursuant to Section 4.06(a)(3)(C), the Company shall be required to purchase Securities tendered pursuant to an offer by the Company for the Securities (and other Senior Subordinated Indebtedness) (the "Offer") at a purchase price of 100% of their principal amount (without premium) plus accrued but unpaid interest (or, in respect of such other Senior Subordinated Indebtedness, such lesser price, if any, as may be provided for by the terms of such Senior Subordinated Indebtedness) in accordance with the procedures (including prorating in the event of oversubscription) set forth in Section 4.06(c). If the aggregate purchase price of Securities (and any other Senior Subordinated Indebtedness) tendered pursuant to the Offer is less than the Net Available Cash allotted to the purchase thereof, the Company shall be required to apply the remaining Net Available Cash in accordance with Section 4.06(a)(3)(D). If the aggregate purchase price of the securities tendered exceeds the Net Available Cash allotted to purchase thereof, the Company will select the securities to be purchased on a pro rata basis but in denominations of $1,000 or multiples thereof. The Company shall not be required to make an Offer to purchase Securities (and other Senior Subordinated Indebtedness) pursuant to this Section
4.06 if the Net Available Cash available therefor is less than $10.0 million (which lesser amount shall be carried forward for purposes of determining whether such an Offer is required with respect to the Net Available Cash from any subsequent Asset Disposition).

            (c) (1) Promptly, and in any event within 10 days after the Company becomes obligated to make an Offer, the Company shall be obligated to deliver to the Trustee and send, by first-class mail to each Holder, a written notice stating that the Holder may elect to have his Securities purchased by the Company either in whole or in part (subject to prorating as hereinafter described in the event the Offer is oversubscribed) in integral multiples of $1,000 of principal amount, at the applicable purchase price. The notice shall specify a purchase date not less than 30 days nor more than 60 days after the date of such notice (the "Purchase Date") and shall contain such information concerning the business of the Company which the Company in good faith believes will enable such Holders to make an informed decision (which at a minimum will include (i) the most recently filed Annual Report on Form 10-K (including audited consolidated financial statements) of the Company, the most recent subsequently filed Quarterly Report on Form 10-Q and any Current Report on Form 8-K of the Company filed subsequent to such Quarterly Report, other than Current Reports describing Asset Dispositions otherwise described in the offering materials (or corresponding successor reports), (ii) a description of material developments in the Company's business subsequent to the date of the latest of such Reports, and (iii) if material, appropriate pro forma financial information) and all instructions and materials necessary to tender Securities pursuant to the Offer, together with the information contained in clause (3).

            (2) Not later than the date upon which written notice of an Offer is delivered to the Trustee as provided below, the Company shall deliver to the Trustee an Officers' Certificate as to (i) the amount of the Offer (the "Offer Amount"), (ii) the allocation of the Net Available Cash from the Asset Dispositions pursuant to which such Offer is being made and (iii) the compliance of such allocation with the provisions of Section 4.06(a). On such date, the Company shall also irrevocably deposit with the Trustee or with the Paying Agent (or, if the Company is acting as its own paying agent, segregate and hold in trust) in Temporary Cash Investments, maturing on the last day prior to the Purchase Date or on the Purchase Date if funds are immediately available by open of business, an amount equal to the Offer Amount to be held for payment in accordance with the provisions of this Section. Upon the expiration of the period for which the Offer remains open (the "Offer Period"), the Company shall deliver to the Trustee for cancellation the Securities or portions thereof which have been properly tendered to and are to be accepted by the Company. The Trustee shall, on the Purchase Date, mail or deliver payment to each tendering Holder in the amount of the purchase price. In the event that the aggregate purchase price of the Securities delivered by the Company to the Trustee is less than the Offer Amount applicable to the Securities, the

Trustee shall deliver the excess to the Company immediately after the expiration of the Offer Period for application in accordance with this Section.

            (3) Holders electing to have a Security purchased shall be required to surrender the Security, with an appropriate form duly completed, to the Company at the address specified in the notice at least three Business Days prior to the Purchase Date. Holders shall be entitled to withdraw their election if the Trustee or the Company receives not later than one Business Day prior to the Purchase Date, a telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Security which was delivered for purchase by the Holder and a statement that such Holder is withdrawing his election to have such Security purchased. If at the expiration of the Offer Period the aggregate principal amount of Securities (and any other Senior Subordinated Indebtedness included in the Offer) surrendered by holders thereof exceeds the Offer Amount, the Company shall select the Securities and the other Senior Subordinated Indebtedness to be purchased on a pro rata basis (with such adjustments as may be deemed appropriate by the Company so that only Securities and the other Senior Subordinated Indebtedness in denominations of $1,000, or integral multiples thereof, shall be purchased). Holders whose Securities are purchased only in part shall be issued new Securities equal in principal amount to the unpurchased portion of the Securities surrendered.

            (4) At the time the Company delivers Securities to the Trustee which are to be accepted for purchase, the Company shall also deliver an Officers' Certificate stating that such Securities are to be accepted by the Company pursuant to and in accordance with the terms of this Section. A Security shall be deemed to have been accepted for purchase at the time the Trustee, directly or through an agent, mails or delivers payment therefor to the surrendering Holder.

            (d) The Company shall comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Securities pursuant to this Section. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Section, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 4.06(d) by virtue thereof.

            SECTION 4.07. LIMITATION ON AFFILIATE TRANSACTIONS. (a) The Company shall not, and shall not permit any Restricted Subsidiary to, enter into or permit to exist any transaction (including the purchase, sale, lease or exchange of any property, employee compensation arrangements or the rendering of any service) with, or for the benefit of, any Affiliate of the Company (an "Affiliate Transaction") unless:

      (1) the terms of the Affiliate Transaction are no less favorable to the Company or such Restricted Subsidiary than those that could be obtained at the time of such transaction in arm's-length dealings with a Person who is not an Affiliate;

      (2) if such Affiliate Transaction involves an amount in excess of $1.0 million, the terms of the Affiliate Transaction are set forth in writing and a majority of the non-employee directors of the Company disinterested with respect to such Affiliate Transactions have determined in good faith that the criteria set forth in clause (1) are satisfied and have approved the relevant Affiliate Transaction as evidenced by a Board resolution; and

      (3) if such Affiliate Transaction involves an amount in excess of $10.0 million, the Board of Directors shall also have received a written opinion from an investment banking firm of national prominence that is not an Affiliate of the Company to the effect that such Affiliate Transaction is fair, from a financial standpoint, to the Company and its Restricted Subsidiaries.

      (b) The provisions of Section 4.07(a) shall not prohibit:

      (1) any Investment (other than a Permitted Investment) or other Restricted Payment, in each case permitted to be made pursuant to
            Section 4.04;

      (2) any issuance of securities, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, stock options and stock ownership plans approved by the Board of Directors;

      (3) the grant of stock options or similar rights to employees and directors of the Company pursuant to plans approved by the Board of Directors;

      (4) loans or advances to employees in the ordinary course of business in accordance with the past practices of the Company or its Restricted Subsidiaries, but in any event not to exceed $3.0 million in the aggregate outstanding at any one time;

      (5) the payment of reasonable compensation or employee benefit arrangements to and indemnity provided for the benefit of directors, officers or employees of the Company or its Restricted Subsidiaries in the ordinary course of business;

      (6) any employment, noncompetition or confidentiality agreements entered into by the Company or any Restricted Subsidiary with its employees in the ordinary course of business.

      (7) the payment of reasonable fees to directors of the Company and its Restricted Subsidiaries who are not employees of the Company or its Restricted Subsidiaries;

      (8) the payment by the Company of fees to Caxton- Iseman and its Affiliates in connection with any acquisition transaction entered into by the Company or any Restricted Subsidiary; PROVIDED, HOWEVER, that the aggregate amount of fees paid to Caxton-Iseman and its Affiliates in respect of any acquisition transaction shall not exceed 1% of the total acquisition cost of such transaction;

      (9) the accrual (and, to the extent provided below, the payment) by the Company of management fees payable to Caxton-Iseman and its Affiliates in an amount not to exceed $1 million in any fiscal year of the Company; PROVIDED, HOWEVER, that the amount of such fees actually paid in any fiscal year does not exceed an amount equal to the sum of (A) in the event the Consolidated Coverage Ratio on the date of any proposed payment is greater than 2.0 to 1.0 but less than or equal to 2.25 to 1.0, $500,000, plus (B) in the event the Consolidated Coverage Ratio on the date of any proposed payment exceeds 2.25 to 1.0, an additional $500,000, in each case together with the amount of unpaid management fees accrued in any prior fiscal year that could have been paid in such prior fiscal year had the Consolidated Coverage Ratio applicable to clause (A) or (B) on the date of such proposed payment been in effect on the date of accrual of such prior year's fee; PROVIDED FURTHER, HOWEVER, that at the time of such accrual or payment, no other Default shall have occurred and be continuing (or result therefrom);

      (10) any Affiliate Transaction between the Company and a Wholly Owned Subsidiary or between Wholly Owned Subsidiaries; and

      (11) the issuance or sale of any Capital Stock (other than Disqualified Stock) of the Company.

            SECTION 4.08. LIMITATION ON THE SALE OR ISSUANCE OF CAPITAL STOCK OF RESTRICTED SUBSIDIARIES. The Company shall not sell or otherwise dispose of any Capital Stock of a Restricted Subsidiary, and shall not permit any Restricted Subsidiary, directly or indirectly, to issue or sell or otherwise dispose of any of its Capital Stock except:

      (1)   to the Company or a Wholly Owned Subsidiary;

      (2)   directors' qualifying shares;

      (3) the issuance of shares of common stock of Interactive Media Corporation pursuant to the terms of any agreement or option related thereto as in effect on the Acquisition Closing Date;

      (4) if, immediately after giving effect to such issuance, sale or other disposition, neither the Company nor any of its Subsidiaries own any Capital Stock of such Restricted Subsidiary; or

      (5) if, immediately after giving effect to such issuance, sale or other disposition, such Restricted Subsidiary would no longer constitute a Restricted Subsidiary and any Investment in such Person remaining after giving effect thereto would have been permitted to be made under the covenant described in Section 4.04 if made on the date of such issuance, sale or other disposition.

            Notwithstanding the foregoing, the issuance or sale of shares of Capital Stock of any Restricted Subsidiary of the Company will not violate the provisions of the immediately preceding sentence if such shares are issued or sold in connection with (x) the formation or capitalization of a Restricted Subsidiary or (y) a single transaction or a series of substantially contemporaneous transactions whereby such Restricted Subsidiary becomes a Restricted Subsidiary of the Company by reason of the acquisition of securities or assets from another Person.

            SECTION 4.09. CHANGE OF CONTROL. (a) Upon the occurrence of a Change of Control, each Holder shall have the right to require that the Company repurchase such Holder's Securities at a purchase price in cash equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of holders of record on the relevant record date to receive interest on the relevant interest payment date), in accordance with the terms contemplated in Section 4.09(b). In the event that at the time of such Change of Control the terms of the Credit Agreement prohibit the Company from making a Change of Control Offer (as defined below) or from purchasing any Securities pursuant to this Section, then prior to the mailing of the notice to Holders provided for in Section 4.09(b) below but in any event within 30 days following any Change of Control, the Company shall (1) repay in full any indebtedness outstanding under the Credit Agreement or offer to repay in full all such indebtedness and repay the Indebtedness of each lender which has accepted such offer; or (2) obtain the requisite consent under the Credit Agreement to permit the purchase of the Securities as provided for in Section 4.09(b).

            (b) Within 30 days following any Change of Control, the Company shall mail a notice to each Holder with a copy to the Trustee (the "Change of Control Offer") stating:

            (1) that a Change of Control has occurred and that such Holder has the right to require the Company to purchase such Holder's Securities at a purchase price in cash equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of Holders of record on the relevant record date to receive interest on the relevant interest payment date);

            (2) the circumstances and relevant facts regarding such Change of Control (including information with respect to pro forma historical income, cash flow and capitalization, each after giving effect to such Change of Control);

            (3) the repurchase date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed); and

            (4) the instructions determined by the Company, consistent with this Section, that a Holder must follow in order to have its Securities purchased.

            (c) Holders electing to have a Security purchased will be required to surrender the Security, with an appropriate form duly completed, to the Company at the address specified in the notice at least three Business Days prior to the purchase date. Holders will be entitled to withdraw their election if the Company receives not later than one Business Day prior to the purchase date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Security which was delivered for purchase by the Holder and a statement that such Holder is withdrawing his election to have such Security purchased.

            (d) On the purchase date, all Securities purchased by the Company under this Section shall be delivered by the Trustee for cancellation, and the Company shall pay the purchase price plus accrued and unpaid interest, if any, to the Holders entitled thereto.

            (e) Notwithstanding the foregoing provisions of this Section, the Company will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in Section applicable to a Change of Control Offer made by the Company and purchases all Securities validly tendered and not withdrawn under such Change of Control Offer.

            (f) The Company shall comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Securities pursuant to this Section. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Section, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section by virtue thereof.

            SECTION 4.10. FUTURE GUARANTORS. The Company will cause each domestic Restricted Subsidiary organized or

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                                                                              60


acquired after the Issue Date and that Incurs Indebtedness (including any Guarantees) to execute and deliver to the Trustee a Guaranty Agreement pursuant to which such Restricted Subsidiary will Guarantee payment of the Securities on the same terms and conditions as those set forth in the Indenture.

            SECTION 4.11. COMPLIANCE CERTIFICATE. The Company shall deliver to the Trustee within 120 days after the end of each fiscal year of the Company an Officers' Certificate stating that in the course of the performance by the signers of their duties as Officers of the Company they would normally have knowledge of any Default and whether or not the signers know of any Default that occurred during such period. If they do, the certificate shall describe the Default, its status and what action the Company is taking or proposes to take with respect thereto. The Company also shall comply with TIA ss. 314(a)(4).

            SECTION 4.12. FURTHER INSTRUMENTS AND ACTS. Upon request of the Trustee, the Company will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.

                                    ARTICLE 5

                                SUCCESSOR COMPANY

            SECTION 5.01. WHEN COMPANY MAY MERGE OR TRANSFER ASSETS. (a) The Company shall not consolidate with or merge with or into, or convey, transfer or lease, in one transaction or a series of transactions, all or substantially all its assets to, any Person, unless:

            (1) the resulting, surviving or transferee Person (the "Successor Company") shall be a Person organized and existing under the laws of the United States of America, any State thereof or the District of Columbia and the Successor Company (if not the Company) shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of the Company under the Securities and this Indenture;

            (2) immediately after giving effect to such transaction (and treating any Indebtedness which becomes an obligation of the Successor Company or any Subsidiary as a result of such transaction as having been Incurred by the Successor Company or such Subsidiary at the time of such transaction), no Default shall have occurred and be continuing;

            (3) immediately after giving effect to such transaction, the Successor Company would be able to Incur an additional $1.00 of Indebtedness pursuant to Section 4.03(a); and

            (4) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with this Indenture.

            The Successor Company shall be the successor to the Company and shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture, and the predecessor Company, except in the case of a lease, shall be released from the obligation to pay the principal of and interest on the Securities.

            (b) The Company shall not permit any Subsidiary Guarantor to consolidate with or merge with or into, or convey, transfer or lease, in one transaction or series of transactions, all or substantially all of its assets to any Person unless:

            (1) the resulting, surviving or transferee Person (if not such Subsidiary) shall be a Person organized and existing under the laws of the jurisdiction under which such Subsidiary was organized or under the laws of the United States of America, or any State hereof or the District of Columbia, and such Person shall expressly assume, by an amendment to this Indenture, in a form acceptable to the Trustee, all the obligations of such Subsidiary, if any, under its Subsidiary Guaranty;

            (2) immediately after giving effect to such transaction or transactions on a pro forma basis (and treating any Indebtedness which becomes an obligation of the resulting, surviving or transferee Person as a result of such transaction as having been issued by such Person at the time of such transaction), no Default shall have occurred and be continuing; and

            (3) the Company delivers to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such amendment to this Indenture, if any, complies with this Indenture;

PROVIDED, HOWEVER, that the preceding restrictions will not be applicable if, in connection with such consolidation, merger, conveyance, transfer or lease, the Subsidiary Guarantor will be released from its obligations under Section 11.06.

                                    ARTICLE 6

                              DEFAULTS AND REMEDIES

            SECTION 6.01. EVENTS OF DEFAULT. An "Event of Default" occurs if:

            (1) the Company defaults in any payment of interest on any Security when the same becomes due and payable, whether or not such payment shall be prohibited by Article 10, and such default continues for a period of 30 days;

            (2) the Company (i) defaults in the payment of the principal of any Security when the same becomes due and payable at its Stated Maturity, upon optional redemption, upon declaration or otherwise, whether or not such payment shall be prohibited by Article 10 or (ii) fails to redeem or purchase Securities when required pursuant to this Indenture or the Securities, whether or not such redemption or purchase shall be prohibited by Article 10;

            (3) the Company fails to comply with Section 5.01;

            (4) the Company fails to comply with Section 4.02, 4.03, 4.04, 4.05, 4.06, 4.07, 4.08, 4.09, or 4.10 (other than a failure to purchase Securities when required under Section 4.06 or 4.09) and such failure continues for 30 days after the notice specified below;

            (5) the Company fails to comply with any of its agreements in the Securities or this Indenture (other than those referred to in clause (1), (2), (3) or (4) above) and such failure continues for 60 days after the notice specified below;

            (6) Indebtedness of the Company or any Significant Subsidiary is not paid within any applicable grace period after final maturity or is accelerated by the holders thereof because of a default and the total amount of such Indebtedness unpaid or accelerated exceeds $5.0 million, or its foreign currency equivalent at the time;

            (7) the Company or any Significant Subsidiary pursuant to or within the meaning of any Bankruptcy Law:

                  (A) commences a voluntary case;

                  (B) consents to the entry of an order for relief against it in an involuntary case;

                  (C) consents to the appointment of a Custodian of it or for any substantial part of its property; or

                  (D) makes a general assignment for the benefit of its
            creditors;

      or takes any comparable action under any foreign laws relating to insolvency;

            (8) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                  (A) is for relief against the Company or any Significant
            Subsidiary in an involuntary case;

                  (B) appoints a Custodian of the Company or any Significant
            Subsidiary or for any substantial part of its property; or

                  (C) orders the winding up or liquidation of the Company or any
            Significant Subsidiary;

      or any similar relief is granted under any foreign laws and the order or decree remains unstayed and in effect for 60 days;

            (9) any judgment or decree for the payment of money in excess of $5.0 million or its foreign currency equivalent at the time is entered against the Company or any Significant Subsidiary, remains outstanding for a period of 60 consecutive days following the entry of such judgment or decree and is not discharged, waived or the execution thereof stayed within 10 days after the notice specified below; or

            (10) a Subsidiary Guaranty ceases to be in full force and effect (other than in accordance with the terms of such Subsidiary Guaranty) or a Subsidiary Guarantor denies or disaffirms its obligations under its Subsidiary Guaranty.

            The foregoing will constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

            The term "Bankruptcy Law" means Title 11, UNITED STATES CODE, or any similar Federal or state law for the relief of debtors. The term "Custodian" means any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.

            A Default under clauses (4), (5), (6) or (9) is not an Event of Default until the Trustee or the holders of at least 25% in principal amount of the outstanding Securities notify the Company of the Default and the Company does not cure such Default within the time specified after receipt of such notice. Such notice must specify the Default, demand that it be remedied and state that such notice is a "Notice of Default".

            The Company shall deliver to the Trustee, within 30 days after the occurrence thereof, written notice in the form of an Officers' Certificate of any Event of Default under clause (6) or (9) and any event which with the giving of notice or the lapse of time would become an Event of Default under clause
(4), (5), (6) or (9), its status and what action the Company is taking or proposes to take with respect thereto.

            SECTION 6.02. ACCELERATION. If an Event of Default (other than an Event of Default specified in Section 6.01(7) or (8) with respect to the Company) occurs and is continuing, the Trustee in its sole discretion and by notice to the Company, or the Holders of at least 25% in principal amount of the outstanding Securities by notice to the Company and the Trustee, may declare the principal of and accrued but unpaid interest on all the Securities to be due and payable. Upon such a declaration, such principal and interest shall be due and payable immediately. If an

Event of Default specified in Section 6.01(7) or (8) with respect to the Company occurs and is continuing, the principal of and interest on all the Securities shall IPSO FACTO become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Securityholders. The Holders of a majority in principal amount of the Securities by notice to the Trustee may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of acceleration. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

            SECTION 6.03. OTHER REMEDIES. If an Event of Default occurs and is continuing, the Trustee in its sole discretion may pursue any available remedy to collect the payment of principal of or interest on the Securities or to enforce the performance of any provision of the Securities or this Indenture.

            The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Securityholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative.

            SECTION 6.04. WAIVER OF PAST DEFAULTS. The Holders of a majority in principal amount of the Securities by notice to the Trustee may waive an existing Default and its consequences except (1) a Default in the payment of the principal of or interest on a Security, (2) a Default arising from the failure to redeem or purchase any Security when required pursuant to this Indenture or
(3) a Default in respect of a provision that under Section 9.02 cannot be amended without the consent of each Securityholder affected. When a Default is waived, it is deemed cured, but no such waiver shall extend to any subsequent or other Default or impair any consequent right.

            SECTION 6.05. CONTROL BY MAJORITY. The Holders of a majority in principal amount of the Securities may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that, in its sole discretion, it believes conflicts with law or this Indenture or, subject to
Section 7.01, that the Trustee in its sole discretion determines is unduly prejudicial to the rights of other Securityholders or would involve the Trustee in personal liability; PROVIDED, HOWEVER, that the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction. Prior to taking any action hereunder, the Trustee shall be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.

            SECTION 6.06. LIMITATION ON SUITS. Except to enforce the right to receive payment of principal, premium (if any) or interest when due, no Securityholder may pursue any remedy with respect to this Indenture or the Securities unless:

            (1) the Holder previously gives to the Trustee written notice stating that an Event of Default is continuing;

            (2) the Holders of at least 25% in principal amount of the outstanding Securities make a written request to the Trustee to pursue the remedy;

            (3) such Holder or Holders offer to the Trustee reasonable security or indemnity against any loss, liability or expense;

            (4) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of security or indemnity; and

            (5) the Holders of a majority in principal amount of the Securities do not give the Trustee a direction inconsistent with the request during such 60-day period.

            A Securityholder may not use this Indenture to prejudice the rights of another Securityholder or to obtain a preference or priority over another Securityholder.

            SECTION 6.07. RIGHTS OF HOLDERS TO RECEIVE PAYMENT. Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of and interest on the Securities held by such Holder, on or after the respective due dates expressed in the Securities, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

            SECTION 6.08. COLLECTION SUIT BY TRUSTEE. If an Event of Default specified in Section 6.01(1) or (2) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company for the whole amount then due and owing (together with interest on any unpaid interest to the extent lawful) and the amounts provided for in Section 7.07.

            SECTION 6.09. TRUSTEE MAY FILE PROOFS OF CLAIM. The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Securityholders allowed in any judicial proceedings relative to the Company, its creditors or its property and, unless prohibited by law or applicable regulations, may vote on behalf of the Holders in any election of a trustee in bankruptcy or other Person performing similar functions, and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and its counsel, and any other amounts due the Trustee under Section 7.07.

            SECTION 6.10. PRIORITIES. If the Trustee collects any money or property pursuant to this Article 6, it shall pay out the money or property in the following order:

            FIRST: to the Trustee for amounts due under Section 7.07;

            SECOND: to holders of Senior Indebtedness of the Company to the extent required by Article 10;

            THIRD: to Securityholders for amounts due and unpaid on the Securities for principal and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities for principal and interest, respectively; and

            FOURTH: to the Company.

            The Trustee may fix a record date and payment date for any payment to Securityholders pursuant to this Section. At least 15 days before such record date, the Company shall mail to each Securityholder and the Trustee a notice that states the record date, the payment date and amount to be paid.

            SECTION 6.11. UNDERTAKING FOR COSTS. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, Paying Agent, Registrar or otherwise, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07 or a suit by Holders of more than 10% in principal amount of the Securities.

            SECTION 6.12. WAIVER OF STAY OR EXTENSION LAWS. The Company (to the extent it may lawfully do so) shall not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.

                                    ARTICLE 7

                                     TRUSTEE

            SECTION 7.01. DUTIES OF TRUSTEE. (a) If an Event of Default has occurred and is not cured, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent Person would exercise or use under the circumstances in the conduct of such Person's own affairs.

            (b) Except during the continuance of an Event of Default:

            (1) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

            (2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

            (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own wilful misconduct, except that:

            (1) this paragraph does not limit the effect of paragraph (b) of this Section;

            (2) the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

            (3) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.

            (d) Every provision of this Indenture that in any way relates to the Trustee in its role as Trustee, Paying Agent, Registrar or otherwise, is subject to paragraphs (a), (b) and (c) of this Section.

            (e) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company.

            (f) Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

            (g) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds to believe that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

            (h) Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section and to the provisions of the TIA.

            SECTION 7.02. RIGHTS OF TRUSTEE. (a) The Trustee may rely on any document believed by it to be genuine and to have been signed or presented by the proper per son. The Trustee need not investigate any fact or matter stated in the document.

            (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on the Officers' Certificate or Opinion of Counsel.

            (c) The Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

            (d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers; PROVIDED, HOWEVER, that the Trustee's conduct does not constitute wilful misconduct or negligence.

            (e) The Trustee may consult with counsel, and the advice or opinion of counsel with respect to legal matters relating to this Indenture and the Securities shall be full and complete authorization and protection from liability in respect to any action taken, omitted or suffered by it here under in good faith and in accordance with the advice or opinion of such counsel.

            SECTION 7.03. INDIVIDUAL RIGHTS OF TRUSTEE. The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee. Any Paying Agent, Registrar, co-registrar or co-paying agent may do the same with like rights. However, the Trustee must comply with Sections 7.10 and 7.11.

            SECTION 7.04. TRUSTEE'S DISCLAIMER. The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Securities, it shall not be accountable for the Company's use of the proceeds from the Securities, and it shall not be responsible for any statement of the Company in the Inden-ture or in any document issued in connection with the sale of the Securities or in the Securities other than the Trustee's certificate of authentication.

            SECTION 7.05. NOTICE OF DEFAULTS. If a Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to each Securityholder notice of the Default within 90 days after it occurs. Except in the case of a Default in payment of principal of or interest on any Security (including payments pursuant to the mandatory redemption provisions of such Security, if any), the Trustee may withhold the notice if and so long as a committee of its Trust Officers in good faith determines that withholding the notice is not opposed to the interests of Securityholders.

            SECTION 7.06. REPORTS BY TRUSTEE TO HOLDERS. As promptly as practicable after each May 15 beginning with the May 15 following the date of this Indenture, and in any event prior to June 15 in each year, the Trustee shall mail to each Securityholder a brief report dated as of May 15 that complies with TIA ss. 313(a). The Trustee also shall comply with TIA ss. 313(b).

            A copy of each report at the time of its mailing to Securityholders shall be filed with the SEC and each stock exchange (if any) on which the Securities are listed. The Company agrees to notify promptly the Trustee whenever the Securities become listed on any stock exchange and of any delisting thereof.

            SECTION 7.07. COMPENSATION AND INDEMNITY. The Company shall pay to the Trustee from time to time reasonable compensation for its services as Trustee, Paying Agent, Registrar or otherwise. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses incurred or made by it, including costs of collection, in addition to the compensation for its services. Such expenses shall include the reasonable compensation and expenses, disbursements and advances of the Trustee's agents, counsel, accountants and experts. The Company shall indemnify the Trustee against any and all loss, liability or expense (including attorneys' fees) incurred by it in connection with the administration of this trust and the performance of its duties hereunder. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder. The Company shall defend the claim and the Trustee may have separate counsel and the Company shall pay the fees and expenses of such counsel. The Company need not reimburse any expense or indemnify against any loss, liability or expense incurred by the Trustee through the Trustee's own wilful misconduct, negligence or bad faith.

            To secure the Company's payment obligations in this Section, the Trustee shall have a lien prior to the Securities on all money or property held or collected by the Trustee other than money or property held in trust to pay principal of and interest on particular Securities.

            The Company's payment obligations pursuant to this Section shall survive the discharge of this Indenture. When the Trustee incurs expenses after the occurrence of a Default specified in Section 6.01(7) or (8) with respect to the Company, the expenses are intended to constitute expenses of administration under the Bankruptcy Law.

            SECTION 7.08. REPLACEMENT OF TRUSTEE. The Trustee may resign at any time by so notifying the Company. The Holders of a majority in principal amount of the Securities may remove the Trustee by so notifying the Trustee and may appoint a successor Trustee. The Company may remove the Trustee if:

            (1) the Trustee fails to comply with Section 7.10;

            (2) the Trustee is adjudged bankrupt or insolvent;

            (3) a receiver or other public officer takes charge of the Trustee or its property; or

            (4) the Trustee otherwise becomes incapable of acting.

            If the Trustee resigns, is removed by the Company or by the Holders of a majority in principal amount of the Securities and such Holders do not reasonably promptly appoint a successor Trustee, or if a vacancy exists in the office of Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Company shall promptly appoint a successor Trustee.

            A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the

Trustee under this Indenture. The successor Trustee shall promptly mail a notice of its succession to Securityholders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7.07.

            If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee or the Holders of 10% in principal amount of the Securities may petition any court of competent jurisdiction for the appointment of a successor Trustee.

            If the Trustee fails to comply with Section 7.10, any Securityholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

            Notwithstanding the replacement of the Trustee pursuant to this Section, the Company's obligations under Section 7.07 shall continue for the benefit of the retiring Trustee.

            SECTION 7.09. SUCCESSOR TRUSTEE BY MERGER. If the Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation without any further act shall be the successor Trustee.

            In case at the time such successor or successors by merger, conversion or consolidation to the Trustee shall succeed to the trusts created by this Indenture any of the Securities shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Securities so authenticated; and in case at that time any of the Securities shall not have been authenticated, any successor to the Trustee may authenticate such Securities either in the name of any predecessor hereunder or in the name of the successor to the Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Securities or in this Indenture provided that the certificate of the Trustee shall have.

            SECTION 7.10. ELIGIBILITY; DISQUALIFICATION. The Trustee shall at all times satisfy the requirements of TIA ss. 310(a). The Trustee shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition. The Trustee shall comply with TIA ss. 310(b); PROVIDED, HOWEVER, that there shall be excluded from the operation of TIA ss. 310(b)(1) any indenture or indentures under which other securities or certificates of interest or participation in other securities of the Company are out standing if the requirements for such exclusion set forth in TIA ss. 310(b)(1) are met.

            SECTION 7.11. PREFERENTIAL COLLECTION OF CLAIMS AGAINST COMPANY. The Trustee shall comply with TIA ss. 311(a), excluding any creditor relationship listed in TIA ss. 311(b). A Trustee who has resigned or been removed shall be subject to TIA ss. 311(a) to the extent indicated.

                                    ARTICLE 8

                       DISCHARGE OF INDENTURE; DEFEASANCE

            SECTION 8.01. DISCHARGE OF LIABILITY ON SECURITIES; DEFEASANCE. (a) When (i) the Company delivers to the Trustee all outstanding Securities (other than Securities replaced pursuant to Section 2.07) for cancellation or (ii) all outstanding Securities have become due and payable, whether at maturity or as a result of the mailing of a notice of redemption pursuant to Article 3 hereof and the Company irrevocably deposits with the Trustee funds sufficient to pay at maturity or upon redemption all outstanding Securities, including interest thereon to maturity or such redemption date (other than Securities replaced pursuant to Section 2.07), and if in either case the Company pays all other sums payable hereunder by the Company, then this Indenture shall, subject to Sections 8.01(c), cease to be of further effect. The Trustee shall acknowledge satisfaction and discharge of this Indenture on demand of the Company accompanied by an Officers' Certificate and an Opinion of Counsel and at the cost and expense of the Company.

            (b) Subject to Sections 8.01(c) and 8.02, the Company at any time may terminate (i) all its obligations under the Securities and this Indenture ("legal defeasance option") or (ii) its obligations under Sections 4.02, 4.03, 4.04, 4.05, 4.06, 4.07, 4.08, 4.09, and 4.10 and the operation of Sections
6.01(4), 6.01(6), 6.01(7), 6.01(8) and 6.01(9) (but, in the case of Sections
6.01(7) and (8), with respect only to Significant Subsidiaries) and the limitations contained in Section 5.01(a)(3) ("covenant defeasance option"). The Company may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option.

            If the Company exercises its legal defeasance option, payment of the Securities may not be accelerated because of an Event of Default with respect thereto. If the Company exercises its covenant defeasance option, payment of the Securities may not be accelerated because of an Event of Default specified in Sections 6.01(4), 6.01(6), 6.01(7), 6.01(8) and 6.01(9) (but, in the case of
Sections 6.01(7) and (8), with respect only to Significant Subsidiaries) or because of the failure of the Company to comply with Section 5.01(a)(3). If the Company exercises its legal defeasance option or its covenant defeasance option, each Subsidiary Guarantor, if any, shall be released from all its obligations with respect to its Subsidiary Guaranty and the Security Agreements.

            Upon satisfaction of the conditions set forth herein and upon request of the Company, the Trustee shall acknowledge in writing the discharge of those obligations that the Company terminates.

            (c) Notwithstanding clauses (a) and (b) above, the Company's obligations in Sections 2.03, 2.04, 2.05, 2.06, 2.07, 2.08, 7.07 and 7.08 and in
this Article 8 shall survive until the Securities have been paid in full. Thereafter, the Company's obligations in Sections 7.07, 8.04 and 8.05 shall survive.

            SECTION 8.02. CONDITIONS TO DEFEASANCE. The Company may exercise its legal defeasance option or its covenant defeasance option only if:

            (1) the Company irrevocably deposits in trust with the Trustee money or U.S. Government Obligations for the payment of principal of and interest on the Securities to maturity or redemption, as the case may be;

            (2) the Company delivers to the Trustee a certificate from a nationally recognized firm of independent accountants expressing their opinion that the payments of principal and interest when due and without reinvestment on the deposited U.S. Government Obligations plus any deposited money without investment will provide cash at such times and in such amounts as will be sufficient to pay principal and interest when due on all the Securities to maturity or redemption, as the case may be;

            (3) 123 days pass after the deposit is made and during the 123-day period no Default specified in

      Sections 6.01(7) or (8) with respect to the Company occurs which is continuing at the end of the period;

            (4) the deposit does not constitute a default under any other agreement binding on the Company and is not prohibited by Article 10;

            (5) the Company delivers to the Trustee an Opinion of Counsel to the effect that the trust resulting from the deposit does not constitute, or is qualified as, a regulated investment company under the Investment Company Act of 1940;

            (6) in the case of the legal defeasance option, the Company shall have delivered to the Trustee an Opinion of Counsel stating that (i) the Company has received from, or there has been published by, the Internal Revenue Service a ruling, or (ii) since the date of this Indenture there has been a change in the applicable Federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Securityholders will not recognize income, gain or loss for Federal income tax purposes as a result of such deposit and defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred;

            (7) in the case of the covenant defeasance option, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Security holders will not recognize income, gain or loss for Federal income tax purposes as a result of such covenant defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred; and

            (8) the Company delivers to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent to the defeasance and discharge of the Securities as contemplated by this
      Article 8 have been complied with.

            Before or after a deposit, the Company may make arrangements satisfactory to the Trustee for the redemption of Securities at a future date in accordance with Article 3.

            SECTION 8.03. APPLICATION OF TRUST MONEY. The Trustee shall hold in trust money or U.S. Government Obligations deposited with it pursuant to this
Article 8. It shall apply the deposited money and the money from U.S. Government Obligations through the Paying Agent and in accordance with this Indenture to the payment of principal of and interest on the Securities. Money and securities so held in trust are not subject to Article 10.

            SECTION 8.04. REPAYMENT TO COMPANY. The Trustee and the Paying Agent shall promptly turn over to the Company upon request any excess money or securities held by them at any time.

            Subject to any applicable abandoned property law, the Trustee and the Paying Agent shall pay to the Company upon request any money held by them for the payment of principal or interest that remains unclaimed for two years, and, thereafter, Securityholders entitled to the money must look to the Company for payment as general creditors.

            SECTION 8.05. INDEMNITY FOR GOVERNMENT OBLIGATIONS. The Company shall pay and shall indemnify the Trustee against any tax, fee or other charge imposed on or assessed against deposited U.S. Government Obligations or the principal and interest received on such U.S. Government Obligations.

            SECTION 8.06. REINSTATEMENT. If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with this
Article 8 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to this Article 8 until such time as the Trustee or Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with this Article 8; PROVIDED, HOWEVER, that, if the Company has made any payment of interest on or principal of any Securities because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent.

                                    ARTICLE 9

                                   AMENDMENTS

            SECTION 9.01. WITHOUT CONSENT OF HOLDERS. The Company and the Trustee may amend this Indenture or the Securities without notice to or consent of any Security holder:

            (1) to cure any ambiguity, omission, defect or inconsistency;

            (2) to comply with Article 5;

            (3) to provide for uncertificated Securities in addition to or in place of certificated Securities; PROVIDED, HOWEVER, that the uncertificated Securities are issued in registered form for purposes of
      Section 163(f) of the Code or in a manner such that the uncertificated Securities are described in Section 163(f)(2)(B) of the Code;

            (4) to add guarantees with respect to the Securities, including any Subsidiary Guaranties, or to secure the Securities;

            (5) to add to the covenants of the Company for the benefit of the Holders or to surrender any right or power herein conferred upon the Company;

            (6) to comply with any requirements of the SEC in connection with qualifying, or maintaining the qualification of, this Indenture under the TIA; or

            (7) to make any change that does not adversely affect the rights of any Securityholder.

            An amendment under this Section may not make any change that adversely affects the rights under Article 10 of any holder of Senior Indebtedness then outstanding unless the holders of such Senior Indebtedness (or their Representative) consent to such change.

            After an amendment under this Section becomes effective, the Company shall mail to Securityholders a notice briefly describing such amendment. The failure to give such notice to all Securityholders, or any defect therein, shall not impair or affect the validity of an amendment under this Section.

            SECTION 9.02. WITH CONSENT OF HOLDERS. The Company and the Trustee may amend this Indenture or the Securities without notice to any Securityholder but with the written consent of the Holders of at least a majority in principal amount of the Securities then outstanding (including consents obtained in connection with a tender offer or exchange for the Securities). However, without the consent of each Securityholder affected thereby, an amendment may not:

            (1) reduce the amount of Securities whose Holders must consent to an amendment;

            (2) reduce the rate of or extend the time for payment of interest on any Security;

            (3) reduce the principal of or extend the Stated Maturity of any Security;

            (4) reduce the amount payable upon the redemption of any Security or change the time at which any Security may be redeemed in accordance with
      Article 3;

            (5) make any Security payable in money other than that stated in the Security;

            (6) impair the right of any Holder of the Securities to receive payment of principal of and interest on such Holder's Securities on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such holder's Securities;

            (7) make any change in Article 10 that adversely affects the rights of any Securityholder under Article 10; or

            (8) make any change in Section 6.04 or 6.07 or the second sentence of this Section;

            (9) make any change in any Subsidiary Guaranty (including the subordination provisions of such Subsidiary Guaranty) that would adversely affect the Securityholders; or

            (10) make any change in the provisions described under paragraph 6 of the Securities.

            It shall not be necessary for the consent of the Holders under this Section to approve the particular form of any proposed amendment, but it shall be sufficient if such consent approves the substance thereof.

            An amendment under this Section may not make any change that adversely affects the rights under Article 10 of any holder of Senior Indebtedness then outstanding unless the holders of such Senior Indebtedness (or their Representative) consent to such change.

            After an amendment under this Section becomes effective, the Company shall mail to Securityholders a notice briefly describing such amendment. The failure to give such notice to all Securityholders, or any defect therein, shall not impair or affect the validity of an amendment under this Section.

            SECTION 9.03. COMPLIANCE WITH TRUST INDENTURE ACT. Every amendment to this Indenture or the Securities shall comply with the TIA as then in effect.

            SECTION 9.04. REVOCATION AND EFFECT OF CONSENTS AND WAIVERS. A consent to an amendment or a waiver by a Holder of a Security shall bind the Holder and every subsequent Holder of that Security or portion of the Security that evidences the same debt as the consenting Holder's Security, even if notation of the consent or waiver is not made on the Security. However, any such Holder or subsequent Holder may revoke the consent or waiver as to such Holder's Security or portion of the Security if the Trustee receives the notice of revocation before the date the amendment or waiver becomes effective. After an amendment or waiver becomes effective, it shall bind every Security holder. An amendment or waiver becomes effective upon the execution of such amendment or waiver by the Trustee.

            The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Securityholders entitled to give their consent or take any other action described above or required or permitted to be taken pursuant to this Indenture. If a record date is fixed, then notwithstanding the immediately preceding paragraph, those Persons who were Securityholders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to give such consent or to revoke any consent previously given or to take any such action, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 120 days after such record date.

            SECTION 9.05. NOTATION ON OR EXCHANGE OF SECURITIES. If an amendment changes the terms of a Security, the Trustee may require the Holder of the Security to deliver it to the Trustee. The Trustee may place an appropriate notation on the Security regarding the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Security shall issue and the Trustee shall authenticate a new Security that reflects the changed terms. Failure to make the appropriate notation or to issue a new Security shall not affect the validity of such amendment.

            SECTION 9.06. TRUSTEE TO SIGN AMENDMENTS. The Trustee shall sign any amendment authorized pursuant to this Article 9 if the amendment does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may but need not sign it. In signing such amendment the Trustee shall be entitled to receive indemnity reasonably satisfactory to it and to receive, and (subject to Section 7.01) shall be fully protected in relying upon, an Officers' Certificate and an Opinion of Counsel stating that such amendment is authorized or permitted by this Indenture.

            SECTION 9.07. PAYMENT FOR CONSENT. Neither the Company nor any Affiliate of the Company shall, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Securities unless such consideration is offered to be paid to all Holders that so consent, waive or agree to amend in the time frame set forth in solicitation documents relating to such consent, waiver or agreement.

                                   ARTICLE 10

                                  SUBORDINATION

            SECTION 10.01. AGREEMENT TO SUBORDINATE. The Company agrees, and each Securityholder by accepting a Security agrees, that the Indebtedness evidenced by the Securities is subordinated in right of payment, to the extent and in the manner provided in this Article 10, to the prior payment in full in cash of all Senior Indebtedness of the Company and that the subordination is for the benefit of and enforceable by the holders of such Senior Indebtedness. The Securities shall in all respects rank PARI PASSU with all other Senior Subordinated Indebtedness of the Company and only Indebtedness of the Company which is Senior Indebtedness shall rank senior to the Securities in accordance with the provisions set forth herein. All provisions of this Article 10 shall be subject to Section 10.12.

            SECTION 10.02. LIQUIDATION, DISSOLUTION, BANKRUPTCY. Upon any payment or distribution of the assets of the Company to creditors upon any liquidation or dissolution or winding up of the Company or upon any assignment for the benefit of creditors or marshalling of assets of the Company or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Company or its property:

            (1) holders of Senior Indebtedness of the Company shall be entitled to receive payment in full in cash of all Obligations with respect to such Senior Indebtedness (including all interest accruing subsequent to the filing of a petition in bankruptcy at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable law) before Securityholders shall be entitled to receive any payment or distribution with respect to the Securities;

            (2) until all Obligations with respect to such Senior Indebtedness are paid in full in cash, any payment or distribution to which Securityholders would be entitled but for this Article 10 shall be made to holders of such Senior Indebtedness as their interests may appear, except that Securityholders may receive, in exchange for the Securities in any proceeding of the type described above in this Section 10.02, (x) equity securities of the Company which, in any case, do not provide for any mandatory redemption or similar retirement prior to the maturity of the Securities or (y) unsecured debt securities of the Company which are subordinated to at least the same extent as the Securities to the payment of all Senior Indebtedness of the Company and which, in any case, do not mature or become subject to a mandatory redemption obligation prior to the maturity of the Securities; and

            (3) if a distribution is made to Securityholders that, due to the subordination provisions of this Article 10, should not have been made to them, such Securityholders are required to hold it in trust for the holders of Senior Indebtedness of the Company and pay it over to them as their interests may appear.

            SECTION 10.03. DEFAULT ON SENIOR INDEBTEDNESS. The Company may not pay (in cash, property or other assets) the principal of, premium, if any, or interest on the Securities or make any deposit pursuant to Section 8.01 and may not repurchase, redeem or (except for Securities delivered to the Trustee pursuant to paragraph 6 of the Securities) otherwise retire any Securities (collectively, "pay the Securities") if (1) any Designated Senior Indebtedness is not paid when due or (2) any other default on Designated Senior Indebtedness occurs and the maturity of such Designated Senior Indebtedness is accelerated in accordance with its terms unless, in either case, (x) the default has been cured or waived and any such acceleration has been rescinded or (y) such Designated Senior Indebtedness has been paid in full in cash; PROVIDED, HOWEVER, that the Company may pay the Securities without regard to the foregoing if the Company and the Trustee receive written notice approving such payment from the Representative of any Designated Senior Indebtedness with respect to which either of the events set forth in clause (1) or (2) of this sentence has occurred and is continuing.

            During the continuance of any default (other than a default described in clause (1) or (2) of the preceding sentence) with respect to any Designated Senior Indebtedness pursuant to which the maturity thereof may be accelerated immediately without further notice (except such notice as may be required to effect such acceleration) or the expiration of any applicable grace periods, the Company may not pay the Securities for a period (a "Payment Blockage Period") commencing upon the receipt by the Company and the Trustee of written notice (a "Blockage Notice") of such default from the Representative of the holders of such Designated Senior Indebtedness specifying an election to effect a Payment Blockage Period and ending 179 days thereafter (or earlier if such Payment Blockage Period is terminated (1) by written notice to the Trustee and the Company from the Person or Persons who gave such Blockage Notice, (2) because the default giving rise to such Blockage Notice is no longer continuing or (3) because such Designated Senior Indebtedness has been discharged or repaid in full in cash). Notwithstanding the provisions described above, unless the holders of such Designated Senior Indebtedness or the Representative of such holders shall have accelerated the maturity of such Designated Senior Indebtedness, or any payment default described in clause (1) or (2) of the first paragraph of this Section exists, the Company may resume payments on the Securities after the end of such Payment Blockage Period. The Securities shall not

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be subject to more than one Payment Blockage Period in any consecutive 360-day period, irrespective of the number of defaults with respect to Designated Senior Indebtedness during such period; PROVIDED, HOWEVER, that if any Blockage Notice within such 360-day period is given by or on behalf of any holders of Designated Senior Indebtedness (other than the Bank Indebtedness), the Representative of the Bank Indebtedness may give another Blockage Notice within such period; PROVIDED FURTHER, HOWEVER, that in no event may the total number of days during which any Payment Blockage Period or Periods is in effect exceed 179 days in the aggregate during any 360 consecutive day period, and there must be 181 days during any 360-day consecutive period during which no Payment Blockage Period is in effect.

            For purposes of this Section, no default or event of default which existed or was continuing on the date of the commencement of any Payment Blockage Period with respect to the Designated Senior Indebtedness initiating such Payment Blockage Period shall be, or be made, the basis of the commencement of a subsequent Payment Blockage Period by the Representative of such Designated Senior Indebtedness, whether or not within a period of 360 consecutive days, unless such default or event of default shall have been cured or waived for a period of not less than 90 consecutive days (it being acknowledged and agreed that (x) any default or event of default as a result of a continued failure to meet a financial covenant or test for a period ended subsequent to the commencement of a Payment Blockage Period shall constitute a new default or event of default, as the case may be, and shall be deemed not to be a continuing default or event of default, as the case may be, for purposes of this sentence and (y) any subsequent action which would give rise to a default or an event of default pursuant to any provision under which a default or event of default previously existed or was continuing shall constitute a new default or event of default, as the case my be, for this purpose and shall be deemed not to be a continuing default or event of default, as the case may be, for purposes of this sentence).

            SECTION 10.04. ACCELERATION OF PAYMENT OF SECURITIES. If payment of the Securities is accelerated because of an Event of Default, the Company or the Trustee shall promptly notify the holders of the Designated Senior Indebtedness (or their Representatives) of the acceleration. If any Designated Senior Indebtedness is outstanding at the time of such acceleration, neither the Company nor any Subsidiary Guarantor may pay the Securities until five Business Days after the respective Representatives of each

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                                                                              85


of the issues of Designated Senior Indebtedness receive notice of such acceleration and, thereafter, may pay the Securities only if this Indenture otherwise permits payment at that time.

            SECTION 10.05. WHEN DISTRIBUTION MUST BE PAID OVER. If a distribution is made to Securityholders that because of this Article 10 should not have been made to them, the Securityholders who receive the distribution shall hold it in trust for holders of Senior Indebtedness of the Company and pay it over to them as their interests may appear.

            SECTION 10.06. SUBROGATION. After all Senior Indebtedness of the Company is paid in full and until the Securities are paid in full, Securityholders shall be subrogated to the rights of holders of such Senior Indebtedness to receive distributions applicable to such Senior Indebtedness. A distribution made under this Article 10 to holders of such Senior Indebtedness which otherwise would have been made to Securityholders is not, as between the Company and Securityholders, a payment by the Company on such Senior Indebtedness.

            SECTION 10.07. RELATIVE RIGHTS. This Article 10 defines the relative rights of Securityholders and holders of Senior Indebtedness of the Company. Nothing in this Indenture shall:

            (1) impair, as between the Company and Securityholders, the obligation of the Company, which is absolute and unconditional, to pay principal of and interest on the Securities in accordance with their terms; or

            (2) prevent the Trustee or any Securityholder from exercising its available remedies upon a Default, subject to the rights of holders of Senior Indebtedness of the Company to receive distributions otherwise payable to Securityholders.

            SECTION 10.08. SUBORDINATION MAY NOT BE IMPAIRED BY COMPANY. No right of any holder of Senior Indebtedness of the Company to enforce the subordination of the Indebtedness evidenced by the Securities shall be impaired by any act or failure to act by the Company or by its failure to comply with this Indenture.

            SECTION 10.09. RIGHTS OF TRUSTEE AND PAYING AGENT. Notwithstanding
Section 10.03, the Trustee or Paying

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                                                                              86


Agent may continue to make payments on the Securities and shall not be charged with knowledge of the existence of facts that would prohibit the making of any such payments unless, not less than two Business Days prior to the date of such payment, a Trust Officer of the Trustee receives notice satisfactory to it that payments may not be made under this Article 10. The Company, the Registrar or co-registrar, the Paying Agent, a Representative or a holder of Senior Indebtedness may give the notice; PROVIDED, HOWEVER, that, if an issue of Senior Indebtedness of the Company has a Representative, only the Representative may give the notice.

            The Trustee in its individual or any other capacity may hold Senior Indebtedness of the Company with the same rights it would have if it were not Trustee. The Registrar and co-registrar and the Paying Agent may do the same with like rights. The Trustee shall be entitled to all the rights set forth in this Article 10 with respect to any Senior Indebtedness of the Company which may at any time be held by it, to the same extent as any other holder of such Senior Indebtedness; and nothing in Article 7 shall deprive the Trustee of any of its rights as such holder. Nothing in this Article 10 shall apply to claims of, or payments to, the Trustee under or pursuant to Section 7.07.

            SECTION 10.10. DISTRIBUTION OR NOTICE TO REPRESENTATIVE. Whenever a distribution is to be made or a notice given to holders of Senior Indebtedness of the Company, the distribution may be made and the notice given to their Representative (if any).

            SECTION 10.11. ARTICLE 10 NOT TO PREVENT EVENTS OF DEFAULT OR LIMIT RIGHT TO ACCELERATE. The failure to make a payment pursuant to the Securities by reason of any provision in this Article 10 shall not be construed as preventing the occurrence of a Default. Nothing in this Article 10 shall have any effect on the right of the Securityholders or the Trustee to accelerate the maturity of the Securities.

            SECTION 10.12. TRUST MONEYS NOT SUBORDINATED. Notwithstanding anything contained herein to the contrary, payments from money or the proceeds of U.S. Government Obligations held in trust under Article 8 by the Trustee for the payment of principal of and interest on the Securities shall not be subordinated to the prior payment of any Senior Indebtedness or subject to the restrictions set forth in this Article 10, and none of the Securityholders shall be obligated to pay over any such amount to the Company or any holder of Senior Indebtedness of the Company or any other

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                                                                              87


creditor of the Company, so long as the foregoing subordination provisions contained in this Article 10 were not violated at the time the respective amounts were deposited pursuant to the defeasance provisions of Article 8.

            SECTION 10.13. TRUSTEE ENTITLED TO RELY. Upon any payment or distribution pursuant to this Article 10, the Trustee and the Securityholders shall be entitled to rely (i) upon any order or decree of a court of competent jurisdiction in which any proceedings of the nature referred to in Section
10.02 are pending, (ii) upon a certificate of the liquidating trustee or agent or other Person making such payment or distribution to the Trustee or to the Security holders or (iii) upon the Representatives for the holders of Senior Indebtedness of the Company for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of such Senior Indebtedness and other Indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article 10. In the event that the Trustee determines, in good faith, that evidence is required with respect to the right of any Person as a holder of Senior Indebtedness of the Company to participate in any payment or distribution pursuant to this Article 10, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of such Senior Indebtedness held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and other facts pertinent to the rights of such Person under this
Article 10, and, if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment. The provisions of Sections 7.01 and 7.02 shall be applicable to all actions or omissions of actions by the Trustee pursuant to this Article 10.

            SECTION 10.14. TRUSTEE TO EFFECTUATE SUBORDINATION. Each Securityholder by accepting a Security authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to acknowledge or effectuate the subordination between the Securityholders and the holders of Senior Indebtedness of the Company as provided in this Article 10 and appoints the Trustee as attorney-in-fact for any and all such purposes.

            SECTION 10.15. TRUSTEE NOT FIDUCIARY FOR HOLDERS OF SENIOR INDEBTEDNESS. The Trustee shall not be deemed to

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owe any fiduciary duty to the holders of Senior Indebtedness and shall not be liable to any such holders if it shall mistakenly pay over or distribute to Securityholders or the Company or any other Person, money or assets to which any holders of Senior Indebtedness of the Company shall be entitled by virtue of this Article 10 or otherwise.

            SECTION 10.16. RELIANCE BY HOLDERS OF SENIOR INDEBTEDNESS ON SUBORDINATION PROVISIONS. Each Securityholder by accepting a Security acknowledges and agrees that the foregoing subordination provisions are, and are intended to be, an inducement and a consideration to each holder of any Senior Indebtedness of the Company, whether such Senior Indebtedness was created or acquired before or after the issuance of the Securities, to acquire and continue to hold, or to continue to hold, such Senior Indebtedness and such holder of such Senior Indebtedness shall be deemed conclusively to have relied on such subordination provisions in acquiring and continuing to hold, or in continuing to hold, such Senior Indebtedness.

                                   ARTICLE 11

                              SUBSIDIARY GUARANTIES

            SECTION 11.01. GUARANTIES. Each Subsidiary Guarantor hereby unconditionally and irrevocably guarantees, jointly and severally, to each Holder and to the Trustee and its successors and assigns (a) the full and punctual payment of principal of and interest on the Securities when due, whether at maturity, by acceleration, by redemption or otherwise, and all other monetary obligations of the Company under this Indenture and the Securities and
(b) the full and punctual performance within applicable grace periods of all other obligations of the Company under this Indenture and the Securities (all the foregoing being hereinafter collectively called the "Obligations"). Each Subsidiary Guarantor further agrees that the Obligations may be extended or renewed, in whole or in part, without notice or further assent from such Subsidiary Guarantor and that such Subsidiary Guarantor will remain bound under this Article 11 notwithstanding any extension or renewal of any Obligation.

            Each Subsidiary Guarantor waives presentation to, demand of, payment from and protest to the Company of any of the Obligations and also waives notice of protest for nonpayment. Each Subsidiary Guarantor waives notice of any default under the Securities or the Obligations. The obligations of each Subsidiary Guarantor hereunder shall not

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                                                                              89


be affected by (a) the failure of any Holder or the Trustee to assert any claim or demand or to enforce any right or remedy against the Company or any other Person under this Indenture, the Securities or any other agreement or otherwise;
(b) any extension or renewal of any thereof; (c) any rescission, waiver, amendment or modification of any of the terms or provisions of this Indenture, the Securities or any other agreement; (d) the release of any security held by any Holder or the Trustee for the Obligations or any of them; (e) the failure of any Holder or the Trustee to exercise any right or remedy against any other guarantor of the Obligations; or (f) any change in the ownership of such Subsidiary Guarantor.

            Each Subsidiary Guarantor further agrees that its Subsidiary Guaranty herein constitutes a guarantee of payment, performance and compliance when due (and not a guarantee of collection) and waives any right to require that any resort be had by any Holder or the Trustee to any security held for payment of the Obligations.

            Each Subsidiary Guaranty is, to the extent and in the manner set forth in Article 12, subordinated and subject in right of payment to the prior payment in full of the principal of and premium, if any, and interest on all Senior Indebtedness of the Subsidiary Guarantor giving such Subsidiary Guaranty and each Subsidiary Guaranty is made subject to such provisions of this Indenture.

            Except as expressly set forth in Sections 8.01(b), 11.02 and 11.06, the obligations of each Subsidiary Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense of setoff, counterclaim, recoupment or termination whatsoever or by reason of the invalidity, illegality or unenforceability of the Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of each Subsidiary Guarantor herein shall not be discharged or impaired or otherwise affected by the failure of any Holder or the Trustee to assert any claim or demand or to enforce any remedy under this Indenture, the Securities or any other agreement, by any waiver or modification of any thereof, by any default, failure or delay, willful or otherwise, in the performance of the obligations, or by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of such Subsidiary Guarantor or would otherwise operate as a

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                                                                              90


discharge of such Subsidiary Guarantor as a matter of law or equity.

            Each Subsidiary Guarantor further agrees that its Guarantee herein shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of or interest on any Obligation is rescinded or must otherwise be restored by any Holder or the Trustee upon the bankruptcy or reorganization of the Company or otherwise.

            In furtherance of the foregoing and not in limitation of any other right which any Holder or the Trustee has at law or in equity against any Subsidiary Guarantor by virtue hereof, upon the failure of the Company to pay the principal of or interest on any Obligation when and as the same shall become due, whether at maturity, by acceleration, by redemption or otherwise, or to perform or comply with any other Obligation, each Subsidiary Guarantor hereby promises to and will, upon receipt of written demand by the Trustee, forthwith pay, or cause to be paid, in cash, to the Holders or the Trustee an amount equal to the sum of (i) the unpaid amount of such Obligations, (ii) accrued and unpaid interest on such Obligations (but only to the extent not prohibited by law) and
(iii) all other monetary Obligations of the Company to the Holders and the Trustee.

            Each Subsidiary Guarantor agrees that it shall not be entitled to any right of subrogation in respect of any Obligations guaranteed hereby until payment in full of all Obligations and all obligations to which the Obligations are subordinated as provided in Article 12. Each Subsidiary Guarantor further agrees that, as between it, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the Obligations Guaranteed hereby may be accelerated as provided in Article 6 for the purposes of such Subsidiary Guarantor's Subsidiary Guaranty herein, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Obligations guaranteed hereby, and (y) in the event of any declaration of acceleration of such obligations as provided in Article 6, such Obligations (whether or not due and payable) shall forthwith become due and payable by such Subsidiary Guarantor for the purposes of this Section.

            Each Subsidiary Guarantor also agrees to pay any and all costs and expenses (including reasonable attorneys' fees) incurred by the Trustee or any Holder in enforcing any rights under this Section.

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                                                                              91


            SECTION 11.02. LIMITATION ON LIABILITY. Any term or provision of this Indenture to the contrary notwithstanding, the maximum, aggregate amount of the Obligations guaranteed hereunder by any Subsidiary Guarantor shall not exceed the maximum amount that can be hereby guaranteed without rendering this Indenture, as it relates to such Subsidiary Guarantor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.

            SECTION 11.03. SUCCESSORS AND ASSIGNS. This Article 11 shall be binding upon each Subsidiary Guarantor and its successors and assigns and shall enure to the benefit of the successors and assigns of the Trustee and the Holders and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges conferred upon that party in this Indenture and in the Securities shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions of this Indenture.

            SECTION 11.04. NO WAIVER. Neither a failure nor a delay on the part of either the Trustee or the Holders in exercising any right, power or privilege under this Article 11 shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any right, power or privilege. The rights, remedies and benefits of the Trustee and the Holders herein expressly specified are cumulative and not exclusive of any other rights, remedies or benefits which either may have under this Article 11 at law, in equity, by statute or otherwise.

            SECTION 11.05. MODIFICATION. No modification, amendment or waiver of any provision of this Article 11, nor the consent to any departure by any Subsidiary Guarantor therefrom, shall in any event be effective unless the same shall be in writing and signed by the Trustee, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on any Subsidiary Guarantor in any case shall entitle such Subsidiary Guarantor to any other or further notice or demand in the same, similar or other circumstances.

            SECTION 11.06. RELEASE OF SUBSIDIARY GUARANTOR. Upon the sale (including any sale pursuant to any exercise of remedies by a holder of Senior Indebtedness) or other disposition (including by way of consolidation or merger) of a Subsidiary Guarantor or the sale or disposition of all or

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                                                                              92


substantially all the assets of a Subsidiary Guarantor (in each case other than to the Company or an Affiliate of the Company), or the designation of such Subsidiary Guarantor as an Unrestricted Subsidiary pursuant to the terms hereof, such Subsidiary Guarantor shall be deemed released from all obligations under this Article 11 without any further action required on the part of the Trustee or any Holder. At the request of the Company, the Trustee shall execute and deliver an appropriate instrument evidencing such release.

                                   ARTICLE 12

                     SUBORDINATION OF SUBSIDIARY GUARANTIES

            SECTION 12.01. AGREEMENT TO SUBORDINATE. Each Subsidiary Guarantor agrees, and each Securityholder by accepting a Security agrees, that the Obligations of such Subsidiary Guarantor are subordinated in right of payment, to the extent and in the manner provided in this Article 12, to the prior payment in full in cash of all Senior Indebtedness of such Subsidiary Guarantor and that the subordination is for the benefit of and enforceable by the holders of such Senior Indebtedness. The Obligations of a Subsidiary Guarantor shall in all respects rank PARI PASSU with all other Senior Subordinated Indebtedness of such Subsidiary Guarantor and only Senior Indebtedness of such Subsidiary Guarantor (including such Subsidiary Guarantor's Guarantee of Senior Indebtedness of the Company) shall rank senior to the Obligations of such Subsidiary Guarantor in accordance with the provisions set forth herein.

            SECTION 12.02. LIQUIDATION, DISSOLUTION, BANKRUPTCY. Upon any payment or distribution of the assets of any Subsidiary Guarantor to creditors upon any liquidation or a dissolution or winding up of such Guarantor or upon any assignment for the benefit of creditors or marshalling of assets for such Subsidiary Guarantor or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to such Subsidiary Guarantor or its property:

            (1) holders of Senior Indebtedness of such Subsidiary Guarantor shall be entitled to receive payment in full in cash of all Obligations with respect to such Senior Indebtedness (including all interest accruing subsequent to the filing of a petition in bankruptcy at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable law) in

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                                                                              93


      cash or cash equivalents before Securityholders shall be entitled to receive any payment or distribution with respect to any Obligations of such Subsidiary Guarantor;

            (2) until all Obligations with respect to Senior Indebtedness of any Subsidiary Guarantor are paid in full in cash or cash equivalents, any payment or distribution to which Securityholders would be entitled but for this Article 12 shall be made to holders of such Senior Indebtedness as their interests may appear, except that Securityholders may, in any proceeding of the type described in Section 12.02 with respect to such Guarantor, receive securities of the Company as provided in clause (2) of
      Section 10.02, which, in the case of debt securities of the Company, may be guaranteed by the Subsidiary Guarantors on substantially the same basis as provided in Article 11, so long as such guarantees are expressly subordinated to all Senior Indebtedness at least to the same extent as provided in this Article 12. Securityholders may receive shares of stock and any debt securities of such Subsidiary Guarantor that are subordinated to Senior Indebtedness, and to any debt securities received by holders of Senior Indebtedness, of such Subsidiary Guarantor to at least the same extent as the Obligations of such Subsidiary Guarantor are subordinated to Senior Indebtedness of such Subsidiary Guarantor to the payment of all Senior Indebtedness of the Company and which, in any case, do not mature or become subject to a mandatory redemption obligation prior to the maturity of the Securities; and

            (3) if a distribution is made to the Securityholders that, due to the subordination provisions of this Article 12, should not have been made to them, such Securityholders are required to hold it in trust for the holders of Senior Indebtedness of the Subsidiary Guarantors and pay it over to them as their interests may appear.

            SECTION 12.03. DEFAULT ON SENIOR INDEBTEDNESS OF SUBSIDIARY GUARANTOR. No Subsidiary Guarantor may make any payment (in cash, property or other assets) pursuant to any of its Obligations or repurchase, redeem or otherwise retire or defease any Securities or other Obligations (collectively, "pay its Subsidiary Guaranty") if (1) any Designated Senior Indebtedness of the Company is not paid when due or (2) any other default on Designated Senior Indebtedness of the Company occurs and the maturity of such

Designated Senior Indebtedness is accelerated in accordance with its terms unless, in either case, (x) the default has been cured or waived and any such acceleration has been rescinded or (y) such Designated Senior Indebtedness has been discharged or paid in full in cash; PROVIDED, HOWEVER, that any Subsidiary Guarantor may pay its Subsidiary Guaranty without regard to the foregoing if such Subsidiary Guarantor and the Trustee receive written notice approving such payment from the Representatives of the Designated Senior Indebtedness with respect to which either of the events set forth in clause (1) or (2) of this sentence has occurred and is continuing. No Subsidiary Guarantor may pay its Subsidiary Guaranty during the continuance of any Payment Blockage Period after receipt by the Company and the Trustee of a Payment Notice under Section 10.03. Notwithstanding the provisions described above, unless the holders of Designated Senior Indebtedness giving such Payment Notice or the Representative of such holders shall have accelerated the maturity of such Designated Senior Indebtedness, or any payment default described in clause (1) or (2) of this Section exists, any Subsidiary Guarantor may resume payments pursuant to its Subsidiary Guaranty after termination of such Payment Blockage Period.

            SECTION 12.04. DEMAND FOR PAYMENT. If a demand for payment is made on a Subsidiary Guarantor pursuant to Article 11, the Trustee shall promptly notify the holders of the Designated Senior Indebtedness (or their Representatives) of such demand. If any Designated Senior Indebtedness is outstanding at the time of such acceleration, neither the Company nor any Subsidiary Guarantor may pay the Securities until five Business Days after the respective Representatives of each of the issues of Designated Senior Indebtedness receive notice of such acceleration and, thereafter, may pay the Securities only if this Indenture otherwise permits payment at that time.

            SECTION 12.05. WHEN DISTRIBUTION MUST BE PAID OVER. If a distribution is made to Securityholders that because of this Article 12 should not have been made to them, the Securityholders who receive the distribution shall hold it in trust for holders of the relevant Senior Indebtedness and pay it over to them or their Representatives as their interests may appear.

            SECTION 12.06. SUBROGATION. After all Senior Indebtedness of a Subsidiary Guarantor is paid in full and until the Securities are paid in full, Securityholders shall be subrogated to the rights of holders of such Senior Indebtedness to receive distributions applicable to Senior

Indebtedness. A distribution made under this Article 12 to holders of such Senior Indebtedness which otherwise would have been made to Securityholders is not, as between the relevant Subsidiary Guarantor and Securityholders, a payment by such Subsidiary Guarantor on such Senior Indebtedness.

            SECTION 12.07. RELATIVE RIGHTS. This Article 12 defines the relative rights of Securityholders and holders of Senior Indebtedness of a Subsidiary Guarantor. Nothing in this Indenture shall:

            (1) impair, as between a Subsidiary Guarantor and Securityholders, the obligation of such Subsidiary Guarantor, which is absolute and unconditional, to pay the Obligations to the extent set forth in Article 11 or the relevant Subsidiary Guaranty; or

            (2) prevent the Trustee or any Securityholder from exercising its available remedies upon a default by such Subsidiary Guarantor under the Obligations, subject to the rights of holders of Senior Indebtedness of such Subsidiary Guarantor to receive distributions otherwise payable to Securityholders.

            SECTION 12.08. SUBORDINATION MAY NOT BE IMPAIRED BY COMPANY. No right of any holder of Senior Indebtedness of any Subsidiary Guarantor to enforce the subordination of the Obligations of such Subsidiary Guarantor shall be impaired by any act or failure to act by such Subsidiary Guarantor or by its failure to comply with this Indenture.

            SECTION 12.09. RIGHTS OF TRUSTEE AND PAYING AGENT. Notwithstanding
Section 12.03, the Trustee or Paying Agent may continue to make payments on any Subsidiary Guaranty and shall not be charged with knowledge of the existence of facts that would prohibit the making of any such payments unless, not less than two Business Days prior to the date of such payment, a Trust Officer of the Trustee receives written notice satisfactory to it that payments may not be made under this Article 12. The Company, the relevant Subsidiary Guarantor, the Registrar or co-registrar, the Paying Agent, a Representative or a holder of Senior Indebtedness of any Subsidiary Guarantor may give the notice; PROVIDED, HOWEVER, that, if an issue of Senior Indebtedness of any Subsidiary Guarantor has a Representative, only the Representative may give the notice.

            The Trustee in its individual or any other capacity may hold Senior Indebtedness with the same rights it would have if it were not the Trustee. The Registrar and

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                                                                              96


co-registrar and the Paying Agent may do the same with like rights. The Trustee shall be entitled to all the rights set forth in this Article 12 with respect to any Senior Indebtedness of any Subsidiary Guarantor which may at any time be held by it, to the same extent as any other holder of Senior Indebtedness; and nothing in Article 7 shall deprive the Trustee of any of its rights as such holder. Nothing in this Article 12 shall apply to claims of, or payments to, the Trustee under or pursuant to Section 7.07.

            SECTION 12.10. DISTRIBUTION OR NOTICE TO REPRESENTATIVE. Whenever a distribution is to be made or a notice given to holders of Senior Indebtedness of any Subsidiary Guarantor, the distribution may be made and the notice given to their Representative (if any).

            SECTION 12.11. ARTICLE 12 NOT TO PREVENT DEFAULTS UNDER A SUBSIDIARY GUARANTY OR LIMIT RIGHT TO DEMAND PAYMENT. The failure to make a payment pursuant to a Subsidiary Guaranty by reason of any provision in this Article 12 shall not be construed as preventing the occurrence of a default under such Subsidiary Guaranty. Nothing in this Article 12 shall have any effect on the right of the Securityholders or the Trustee to make a demand for payment on any Subsidiary Guarantor pursuant to Article 11 or the relevant Subsidiary Guaranty.

            SECTION 12.12. TRUSTEE ENTITLED TO RELY. Upon any payment or distribution pursuant to this Article 12, the Trustee and the Securityholders shall be entitled to rely (i) upon any order or decree of a court of competent jurisdiction in which any proceedings of the nature referred to in Section
12.02 are pending, (ii) upon a certificate of the liquidating trustee or agent or other Person making such payment or distribution to the Trustee or to the Security holders or (iii) upon the Representatives for the holders of Senior Indebtedness of any Subsidiary Guarantor for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of such Senior Indebtedness and other indebtedness of such Subsidiary Guarantor, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article 12. In the event that the Trustee determines, in good faith, that evidence is required with respect to the right of any Person as a holder of Senior Indebtedness of any Subsidiary Guarantor to participate in any payment or distribution pursuant to this Article 12, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Indebtedness of such Subsidiary

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                                                                              97


Guarantor held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and other facts pertinent to the rights of such Person under this Article 12, and, if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment. The provisions of Sections 7.01 and 7.02 shall be applicable to all actions or omissions of actions by the Trustee pursuant to this Article 12.

            SECTION 12.13. TRUSTEE TO EFFECTUATE SUBORDINATION. Each Securityholder by accepting a Security authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to acknowledge or effectuate the subordination between the Securityholders and the holders of Senior Indebtedness of any Subsidiary Guarantor as provided in this Article 12 and appoints the Trustee as attorney-in-fact for any and all such purposes.

            SECTION 12.14. TRUSTEE NOT FIDUCIARY FOR HOLDERS OF SENIOR INDEBTEDNESS OF SUBSIDIARY GUARANTOR. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness of any Subsidiary Guarantor and shall not be liable to any such holders if it shall mistakenly pay over or distribute to Securityholders or the Company or any other Person, money or assets to which any holders of such Senior Indebtedness shall be entitled by virtue of this Article 12 or otherwise.

            SECTION 12.15. RELIANCE BY HOLDERS OF SENIOR INDEBTEDNESS ON SUBORDINATION PROVISIONS. Each Securityholder by accepting a Security acknowledges and agrees that the foregoing subordination provisions are, and are intended to be, an inducement and a consideration to each holder of any Senior Indebtedness of any Subsidiary Guarantor, whether such Senior Indebtedness was created or acquired before or after the issuance of the Securities, to acquire and continue to hold, or to continue to hold, such Senior Indebtedness and such holder of Senior Indebtedness shall be deemed conclusively to have relied on such subordination provisions in acquiring and continuing to hold, or in continuing to hold, such Senior Indebtedness.

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                                                                              98


                                   ARTICLE 13

                                  MISCELLANEOUS

            SECTION 13.01. TRUST INDENTURE ACT CONTROLS. If any provision of this Indenture limits, qualifies or conflicts with another provision which is required to be included in this Indenture by the TIA, the required provision shall control.

            SECTION 13.02. NOTICES. Any notice or communication shall be in writing and delivered in person or mailed by first-class mail addressed as follows:

        if to the Company or any Subsidiary Guarantor:

        Anteon Corporation
        3211 Jermantown Road, Suite 700
        Fairfax, VA 22030-2801

        Attention of: General Counsel

        if to the Trustee:

        IBJ Whitehall Bank & Trust Company
        One State Street
        New York, NY 10004

        Attention of: Corporate Trust Administration

            The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

            Any notice or communication mailed to a Security holder shall be mailed to the Securityholder at the Securityholder's address as it appears on the registration books of the Registrar and shall be sufficiently given if so mailed within the time prescribed.

            Failure to mail a notice or communication to a Securityholder or any defect in it shall not affect its sufficiency with respect to other Securityholders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

            SECTION 13.03. COMMUNICATION BY HOLDERS WITH OTHER HOLDERS. Securityholders may communicate pursuant to TIA ss. 312(b) with other Securityholders with respect to their rights under this Indenture or the Securities. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA ss. 312(c).

            SECTION 13.04. CERTIFICATE AND OPINION AS TO CONDITIONS PRECEDENT. Upon any request or application by the Company to the Trustee to take or refrain from taking any action under this Indenture, the Company shall furnish to the
Trustee:

            (1) an Officers' Certificate in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

            (2) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

            SECTION 13.05. STATEMENTS REQUIRED IN CERTIFICATE OR OPINION. Each certificate or opinion with respect to compliance with a covenant or condition provided for in this Indenture shall include:

            (1) a statement that the individual making such certificate or opinion has read such covenant or condition;

            (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

            (3) a statement that, in the opinion of such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

            (4) a statement as to whether or not, in the opinion of such individual, such covenant or condition has been complied with.

            SECTION 13.06. WHEN SECURITIES DISREGARDED. In determining whether the Holders of the required principal

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                                                                             100


amount of Securities have concurred in any direction, waiver or consent, Securities owned by the Company or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company shall be disregarded and deemed not to be outstanding, except that, for the purpose of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Securities which the Trustee knows are so owned shall be so disregarded. Also, subject to the fore going, only Securities outstanding at the time shall be considered in any such determination.

            SECTION 13.07. RULES BY TRUSTEE, PAYING AGENT AND REGISTRAR. The Trustee may make reasonable rules for action by or a meeting of Securityholders. The Registrar and the Paying Agent may make reasonable rules for their functions.

            SECTION 13.08. LEGAL HOLIDAYS. A "Legal Holiday" is a Saturday, a Sunday or a day on which banking institutions are not required to be open in the State of New York. If a payment date is a Legal Holiday, payment shall be made on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period. If a regular record date is a Legal Holiday, the record date shall not be affected.

            SECTION 13.09. GOVERNING LAW. This Indenture and the Securities shall be governed by, and construed in accordance with, the laws of the State of New York but without giving effect to applicable principles of conflicts of law to the extent that the application of the laws of another jurisdiction would be required thereby.

            SECTION 13.10. NO RECOURSE AGAINST OTHERS. A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Securities or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Securityholder shall waive and release all such liability. The waiver and release shall be part of the consideration for the issue of the Securities.

            SECTION 13.11. SUCCESSORS. All agreements of the Company in this Indenture and the Securities shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors.

            SECTION 13.12. MULTIPLE ORIGINALS. The parties may sign any number of copies of this Indenture. Each

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                                                                             101


signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Indenture.

            SECTION 13.13. TABLE OF CONTENTS; HEADINGS. The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

            IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.


                                    ANTEON CORPORATION,


                                      by
                                          ------------------------
                                          Name:
                                          Title:


                                    VECTOR DATA SYSTEMS, INC.,


                                      by
                                          ------------------------
                                          Name:
                                          Title:


                                    TECHMATICS, INC.,


                                      by
                                          ------------------------
                                          Name:
                                          Title:


                                    IBJ WHITEHALL BANK & TRUST
                                    COMPANY,


                                      by
                                          ------------------------
                                          Name:
                                          Title: